UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SRS Labs, Inc.
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SRS LABS, INC.

2909 Daimler Street

Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend the 2011 Annual Meeting of Stockholders for SRS Labs, Inc. (the “Company”). This Annual Meeting will be held at 9:00 a.m., California time, on June 20, 2011, at the principal executive offices of the Company located at 2909 Daimler Street, Santa Ana, California 92705, for the following purposes:

1.                                       To elect Thomas C.K. Yuen and Sam Yau as the Class III directors to the Board of Directors, each to hold office for a term of three years or until his successor is elected and qualified;

2.                                       To approve an amendment to the SRS Labs, Inc. 2006 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 750,000;

3.                                       To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

4.                                       To conduct an advisory vote on the compensation of our named executive officers, as described in the proxy statement accompanying this notice;

5.                                       To conduct an advisory vote regarding the frequency of conducting future advisory votes on executive compensation; and

6.                                       To transact such other business as may properly come before this Annual Meeting or any postponement(s) or adjournment(s) thereof.

The Board of Directors has fixed the close of business on April 22, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this Annual Meeting and vote in person, you will be entitled to vote.

By Order of the Board of Directors,

Ulrich Gottschling
Chief Financial Officer, Treasurer and Secretary

Santa Ana, California
April 25, 2011

SRS LABS, INC.

2909 Daimler Street

Santa Ana, California 92705

PROXY STATEMENT

The Board of Directors of SRS Labs, Inc. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 20, 2011 at the principal executive offices of the Company, located at 2909 Daimler Street, Santa Ana, California 92705, at 9:00 a.m. California time, and at any adjournments thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is May 6, 2011.

VOTING INFORMATION

Who May Vote

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on April 22, 2011 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). The only outstanding class of stock of the Company is its common stock, par value $0.001 per share (“Common Stock”). As of the Record Date, 14,906,799 shares of Common Stock were outstanding. Of that amount, 29,331 shares were held as treasury shares which cannot be voted at the Annual Meeting and are not counted to determine whether a quorum is present. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters subject to a stockholder vote.

Revocability of Proxy

You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, Ulrich Gottschling, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked or (b) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted; Broker Non-Votes

All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted “FOR” (a) the election of the Board’s nominees for Class III directors, (b) approval of the amendment to the SRS Labs, Inc. 2006 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder by 750,000 shares, (c) the ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, (d) approval of the compensation of our named executive officers, as described in this proxy statement, and (e) recommending that the Company conduct future advisory votes on executive compensation every year.  As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as indicated in the preceding paragraph. However, if your shares are held by a broker and you do not provide instructions to the broker on how to vote, the absence of instructions may cause a “broker non-vote” on the matters for which you do not provide instructions. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions to your broker on that matter. A broker non-vote occurs when the stockholder grants a limited proxy that does not empower the holder to vote on a particular proposal(s).

Quorum and Voting

Shares of Common Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Meeting or has properly submitted, and not revoked, a valid proxy. A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares representing a majority of the voting power of the Company’s outstanding shares of Common Stock (excluding treasury shares) entitled to vote as of the Record Date, present in person or by proxy, will be necessary to establish a quorum for the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting.

The vote required with respect to each proposal is as follows:

•                  Proposal 1 — In the election of directors, a plurality of the affirmative votes duly cast is required for the election of directors (i.e., the two nominees receiving the greatest number of votes will be elected).

•                  Proposal 2 — Approval of an amendment to the SRS Labs, Inc. 2006 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 750,000 requires the affirmative vote of a majority of the votes duly cast at the Annual Meeting.

•                  Proposal 3 — Ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of the votes duly cast at the Annual Meeting.

•                  Proposal 4 — Approval of the advisory vote our executive compensation requires the affirmative vote of a majority of the votes duly cast at the Annual Meeting.

•                  Proposal 5 — There is no threshold vote that must be obtained for this proposal.  The Board of Directors will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation.

Abstentions will be counted towards the tabulation of votes cast on Proposals 2, 3 and 4 and will have the same effect as negative votes.  Broker non-votes will have no effect on the voting with respect to the above proposals.

Expenses and Method of Solicitation

The expenses of soliciting proxies for the Annual Meeting pursuant to this Proxy Statement are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or by telephonic, facsimile, email or other communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities. The Board of Directors has authorized certain officers of the Company to retain the services of a proxy solicitation firm if, in such officers’ view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $20,000 plus out-of-pocket expenses, all of which would be paid by the Company.

Nominations of Director for the Annual Meeting

The Bylaws of the Company (the “Bylaws”) set forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Company not earlier than March 23, 2011 and not later than April 22, 2011. As of April 22, 2011, the Company had not received any nominations for the Annual Meeting in accordance with the Nomination Bylaw. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw. For information related to application of the Nomination Bylaw for the annual meeting of stockholders to be held in 2012 (the “2012 Annual Meeting”), see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2012 Annual Meeting.”

Stockholder Proposals for the Annual Meeting

The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal to the principal executive offices of the Company no earlier than March 23, 2011 and no later than April 22, 2011. As of April 22, 2011, the Company had not received any stockholder proposals for the Annual Meeting in accordance with the Stockholder Proposal Bylaw. The presiding officer of the Annual Meeting shall, if the facts warrant, determine and declare to the Meeting that business was not properly brought before the Meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the Meeting that any such business not properly brought before the Meeting shall not be transacted. For information related to the application of the Stockholder Proposal Bylaw for the 2012 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2012 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information about the beneficial ownership of the Common Stock as of April 1, 2011, by:

•                  each person known by the Company to own beneficially more than 5% of the voting power of the outstanding Common Stock;

•                  each of the Company’s current directors;

•                  each nominee for election to become a director;

•                  the Company’s Chief Executive Officer and the other persons named in the Summary Compensation Table set forth under the caption “Executive Compensation” (we refer to these officers as the “Named Executive Officers” or “NEOs”); and

•                  all of the Company’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Shares over which a person exercises voting and/or investment power are deemed to be beneficially owned by such person. In addition, shares subject to options, warrants or other convertible securities that are exercisable within 60 days of April 1, 2011 are deemed to be outstanding and beneficially owned by the person who holds such option, warrant or other convertible security for the purpose of computing share and percentage ownership of that person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, for each named person, the percentage of shares beneficially owned by such person is based upon the number of shares of Common Stock outstanding on April 1, 2011, exclusive of treasury shares, together with options, warrants or other convertible securities held by such person that are exercisable for shares of Common Stock within 60 days of April 1, 2011. As of April 1, 2011, 14,904,085 shares of Common Stock were outstanding. Of that amount, 29,331 shares were held as treasury shares, which are not deemed to be outstanding for purposes of calculating the percentage ownership in the table below.

Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws and similar statutes.  The information with respect to each person is as supplied or confirmed by such person, based upon statements provided to the Company or filed with the SEC, or based upon the actual knowledge of the Company.

	Amount and Nature of Beneficial Ownership(1)
Name	Number of Shares Owned(1)	Right to Acquire(2)	Percent of Class
SRS Labs, Inc. Common Stock
Principal Stockholders:
Thomas C.K. Yuen and Misako Yuen(3)	2,822,356	153,125	19.8%
Burnham Asset Management Corporation (4)	1,192,727	—	8.0%
Dialectic Capital Management, LLC(5)	975,545	—	6.6%
Wentworth, Hauser & Violich, Inc.(7)	774,500	—	5.2%
Cardinal Capital Management, LLC(6)	554,659	—	3.7%
Class I Directors:
Winston E. Hickman	—	198,749	1.3%
Carol L. Miltner	5,000	109,650	*
Class II Director:
David R. Dukes	6,416	195,249	1.3%
Class III Directors:
Thomas C.K. Yuen(3)	2,822,356	153,125	19.8%
Sam Yau	5,000	292,749	2.0%
Named Executive Officers:
Thomas C.K. Yuen(3)	2,822,356	153,125	19.8%
Ulrich E. Gottschling	—	229,375	1.5%
Alan D. Kraemer	200	157,250	1.0%
Jeff Klaas	—	115,937	*
Sarah Yang	4,700	257,589	1.7%
All directors and executive officers as a group (10 persons)(8)	2,843,672	1,709,673	27.5%

*                                        Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)                                 Includes shares beneficially owned, whether directly or indirectly.

(2)                                 Consists of shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days following April 1, 2011.

(3)                                 Includes 2,519,566 shares of Common Stock held by Mr. Yuen and Mrs. Yuen as co-trustees of the Thomas Yuen Family Trust and 252,790 shares held by Mr. Yuen directly. The address for Mr. and Mrs. Yuen is c/o SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705.

(4)                                 Based on a Form 13F filed with the SEC on February 14, 2011, Burnham Asset Management Corporation and Burnham Securities Inc. are institutional investment managers and have dispositive power over 1,192,727 shares held in their accounts.  Burnham Asset Management Corporation and Burnham Securities Inc. disclaim beneficial ownership of such shares.  The address for Burnham Asset Management Corporation and Burnham Securities Inc. is 1325 Avenue of the Americas, 26th Floor, New York, NY 10019.

(5)                                Based on an amendment to a Schedule 13G filed with the SEC on February 14, 2011, Dialectic Capital Management, LLC, John Fichthorn and Luke Fichthorn have shared voting and dispositive power over 975,545 shares. The address for Dialectic Capital Management, LLC, John Fichthorn and Luke Fichthorn is 875 Third Avenue 15th Floor, New York, NY 10022.

(6)                                 Based on an amendment to a Schedule 13G filed with the SEC on February 14, 2011. Cardinal Capital Management, LLC has sole voting power over 400,789 shares and sole dispositive power over 554,659 shares. The address for Cardinal Capital Management, LLC is One Greenwich Office Park, Greenwich, CT 06831.

(7)                                 Based on an amendment to a Schedule 13G filed with the SEC on February 14, 2011. Wentworth, Hauser & Violich, Inc. (“Wentworth”) has sole voting power over 295,600 shares and sole dispositive power over 714,500 shares.  Under the definition of “beneficial ownership” in Rule 13d-3 under the Exchange Act, it is also possible that the individual directors, executive officers, and/or shareholders of Wentworth might be deemed the “beneficial owners” of some or all of the shares held by Wentworth in that they might be deemed to share the power to direct the voting or disposition of such securities. Such persons expressly disclaim beneficial ownership of the shares held by Wentworth. The address for Wentworth is 301 Battery Street, Suite 400, San Francisco, CA 94111.

(8)                                 Includes shares held by Allen Gharapetian (or shares issuable to him upon exercise of stock options that are exercisable within 60 days following April 1, 2011), our Vice President, Marketing, who is an executive officer but not a Named Executive Officer of the Company.

No director, officer, affiliate of the Company or record owner of more than five percent of the Common Stock, or any associate of such person, is a party adverse to the Company in any material pending legal proceeding or has a material interest adverse to the Company in such proceeding.

ELECTION OF DIRECTORS

(Proposal 1)

The Company’s Certificate of Incorporation and Bylaws provide for a “classified” board of directors. The number of authorized directors is currently five. Currently, there are two Class I directors (Mr. Hickman and Ms. Miltner), whose terms expire at the 2012 annual meeting of stockholders; one Class II director (Mr. Dukes), whose term expires at the 2013 annual meeting; and two Class III directors (Messrs. Yau and Yuen), whose terms expire at this 2011 annual meeting. The Nomination and Corporate Governance Committee recommended to the Board, and the Board approved, the nominations of Thomas C.K. Yuen and Sam Yau for election as the Class III directors at this Annual Meeting, each to serve a three year term expiring at the 2014 annual meeting of stockholders or until his successor is elected and qualified. The Nomination and Corporate Governance Committee of the Board did not receive from a stockholder or any other source the name of any other person for consideration as a nominee for director of the Company. The Class III directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

In the event any of the nominees is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person as may be designated by the present Board of Directors.

The Board of Directors recommends that you vote “FOR” the election of Thomas C.K. Yuen and Sam Yau as Class III directors. Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of Thomas C.K. Yuen and Sam Yau.

Information About Directors and Nominees

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests.  In addition to considering a candidate’s background and accomplishments, the Nomination and Corporate Governance Committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business.  The Company’s policy is to have at least a majority of the directors qualify as “independent” under the listing requirements of the NASDAQ Stock Market.  The Nomination and Corporate Governance Committee generally identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experiences; and recommends director nominees to the Board for approval.   While the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nomination and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee the Company’s business.

The Nomination and Corporate Governance Committee seeks directors with strong reputations and experience in areas relevant to the operations and strategies of the Company’s business.  The tables below set forth information regarding the director nominee and each director who is continuing in office, including his or her age as of the date of the Annual Meeting, the year they first became directors, business experience during at least the past five years, public company boards they currently serve on or have served on since January 1, 2006, and certain other biographical information and attributes that the Nomination and Corporate Governance Committee determined qualify them to serve as directors.

The Nomination and Corporate Governance Committee also believes that the director nominee and the other current directors have the following other key attributes that are important to an effective board of directors:  integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

Class III Director Nominees

Name	Age	Director Since	Principal Occupation and Other Information
Sam Yau	61	2000

Mr. Yau has served as the Lead Director of the Board of Directors since January 2005. From May 2004 until its sale to a third party in September 2006, Mr. Yau also served as a director of ValenceTech Limited, a formerly wholly-owned subsidiary of the Company. Mr. Yau has served on the Board of Directors of Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), one of the largest U.S.-based flex circuit manufacturers, since 2004. Since 1997, Mr. Yau has also been a private investor. From May 1995 to May 1997, Mr. Yau was Chief Executive Officer of National Education Corporation, a publicly-held provider of educational services and products. He was also a past Chairman of the Forum for Corporate Directors, Orange County. Mr. Yau received his Masters degree in Business Administration from the University of Chicago and his BSS degree in Economics from the University of Hong Kong. Mr. Yau’s experience as the Chief Executive Officer of National Education Corporation, combined with his strong operational and strategic background and extensive public company experience, led the Board to conclude that Mr. Yau should serve as a director.

Thomas C.K. Yuen	59	1994

Mr. Yuen has served as the Chairman of the Board, Chief Executive Officer and President of the Company since January 1994. Mr. Yuen has also served as the Chairman of the Board and Chief Executive Officer of SRSWOWcast, Inc., the Company’s wholly-owned subsidiary, since 1999. From March 1998 until its sale to a third party in September 2006, Mr. Yuen served as the Chairman of the Board and Chief Executive Officer of ValenceTech Limited. Prior to joining SRS Labs, Mr. Yuen co-founded in 1981 AST Research, Inc., a personal computer manufacturer. He served as AST’s Co-Chairman and Chief Operating Officer. Under his leadership, AST became a Fortune 500 company in 1991 and its stock was named the Best Performing NASDAQ Stock of 1991. Mr. Yuen departed AST in 1992 and focused his efforts on investing in new projects. Before co-founding AST, he held various engineering and project management positions with Hughes Aircraft Company, Sperry Univac and Computer Automation. Mr. Yuen is also the Chairman and Chief Executive Officer of PrimeGen Biotech, LLC, a private stem cell research company. Mr. Yuen received his Bachelor of Science degree in Electrical Engineering from the University of California, Irvine with School Honors. He is also an Honorary Professor of China Nationality University in Beijing. Mr. Yuen is the recipient of several awards from the University of California, Irvine, including the UCI Medal in 1990; the outstanding Engineering Alumni Award in 1987 and the Distinguished Alumnus Award in 1986. He was named one of the top 25 executives of the computer industry by the Computer Reseller News Magazine in 1988 and 1991. In 1997, Mr. Yuen received the Director of the Year award from the Orange County Forum for Corporate Directors. The Board believes Mr. Yuen should serve as Chairman of the Board given his extensive technology, industry, management and operational experience and his substantial understanding of the Company and its operations resulting from his position as Chief Executive Officer and President of the Company since 1994.

Class I Director—Terms Expiring at the 2012 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
Winston E. Hickman	68	2003

Mr. Hickman is currently an independent business and financial consultant. From March 2008 until April 2011, he served as Chief Financial Officer of Comarco, Inc., a publicly-held, leading provider of mobile power products. Prior to Comarco, Mr. Hickman served as Executive Vice President and Chief Financial Officer of Ashworth, Inc., a publicly-held, leading designer of golf-inspired lifestyle sportswear, from February to November 2006. Prior to Ashworth, Mr. Hickman was Executive Vice President and Chief Financial Officer of REMEC, Inc., a publicly-held manufacturer of components and subsystems for wireless communications, beginning in November 2003. Prior to REMEC, Mr. Hickman served as Chief Financial Officer and a member of the Board at Paradigm Wireless System, Inc. from May 2000 to November 2003. Paradigm was acquired by REMEC in late 2003. Mr. Hickman also served as Senior Vice President and Chief Financial Officer for Pacific Scientific, a publicly-held manufacturer of electrical and safety equipment. He has also held the position of Vice President of Finance at Allied Signal and Rockwell International, both large public companies. Mr. Hickman received his undergraduate degree from California State University, Long Beach and a Masters degree in Business Administration from the University of Southern California. Mr. Hickman’s significant financial expertise developed through his experience as a Chief Financial Officer at various technology companies, together with his executive leadership and public company experience, led the Board to conclude that Mr. Hickman should serve as a director of the Company.

Carol Miltner	68	2004

Since October 2002, Ms. Miltner has served as the Chief Executive Officer of Positive Impact, a national consulting company specializing in sales, strategic planning and compensation advice and seminars. From January 2000 to October 2002, Ms. Miltner served as Chief Executive Officer of the Global Technology Distribution Council, an international forum of the Chairpersons and Chief Executive Officers representing the leading technology distributors. From February 1999 to January 2000, she was a partner in a national seminar and consulting company, Impact, LLC. From July 1991 to February 1999, Ms. Miltner was President of Motivation by Miltner. Prior to 1991, she spent nineteen years in sales management positions for IBM, Xerox Corporation and Apple Computer, and served as the Senior Vice President of Sales for Ingram Micro, a publicly-held, leading distributor of technology products and services. Since 1991, she has served on the boards of public companies, such as Gateway Communications, Multiple Zones and QLogic. Ms. Miltner served on the board of directors for QLogic (NASDAQ: QLGC) from 1994 to 2010. Ms. Miltner’s executive leadership experience, strong sales and marketing expertise in the technology industry, combined with her extensive public company directorships, led the Board to conclude that Ms. Miltner should serve as a director.

Class II Director—Term Expiring at the 2013 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
David R. Dukes	67	2003

Since July 2008, Mr. Dukes has served as CEO of the Simon Foundation for Education and Housing, a not-for-profit corporation focused on giving scholarships to students that come from difficult life and economic circumstances and on providing affordable work force housing. From September 2001 until September 2008, he served as Vice Chairman of RSI Holding Corporation, parent company of RSI Home Products, a manufacturer of cabinetry for the home. During his retirement, from May 1998 to September 2001, he participated in investment activities and consulting projects. From September 1989 to May 1998, Mr. Dukes was employed by Ingram Micro, a leading distributor of technology products and services. He served in multiple executive capacities with Ingram Micro, including Co-Chairman, Vice Chairman and President and Chief Operating Officer. He was also co-founder and CEO of Ingram Alliance and was co-founder and Chairman of the Global Technology Distribution Council. Mr. Dukes also has served in many philanthropic organizations, including past board positions with the Make a Wish Foundation and the Children’s Hospital of Orange County and service as Chairman of the Children’s Hospital Foundation of Orange County. The Board believes Mr. Dukes’ valuable business, leadership and executive management experience, particularly in the technology industry, uniquely qualifies Mr. Dukes to serve as a director of the Company and led to the Board’s conclusion that Mr. Dukes should serve as a director.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND

COMMITTEES OF THE BOARD

The Board of Directors provides general oversight for our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established three standing committees, an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee, whose functions are briefly described below.  Each of the standing committees has a written charter that is reviewed annually and revised as appropriate.  A copy of each committee’s charter is available on the “About SRS—Investor Relations” section of our website at www.srslabs.com.  A copy of each committee’s charter may also be obtained upon request, without charge, by contacting our Investor Relations Department at 949-442-1070 or by writing to us at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Investor Relations Manager.

During the fiscal year ended December 31, 2010 (“Fiscal 2010”), the Board of Directors and the various committees of the Board held the following number of meetings:  Board of Directors, 28; Audit Committee, 4; Compensation Committee, 6; and Nomination and Corporate Governance Committee, 4.  During Fiscal 2010, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and total number of meetings of any committees of the Board, which he or she was required to attend.

Committees of the Board

Audit Committee

The Audit Committee assists the Board in overseeing (a) the integrity of the Company’s accounting and financial reporting processes, the audits of the financial statements as well as the Company’s systems of internal controls regarding finance, accounting and related legal compliance; (b) the portions of the Company’s Code of Business Conduct and Ethics that relate to the integrity of the Company’s accounting and financial reporting; (c) the engagement, retention, compensation, performance, qualifications and independence of the Company’s independent auditors; and (d) the Company’s financial risk.  The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm, and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the Company’s independent registered public accounting firm. The Audit Committee also reviews with management and the Company’s independent registered public accounting firm the Company’s interim and year-end financial statements and internal controls and discusses with management and the Company’s independent registered public accounting firm any significant accounting, internal control and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s annual report on Form 10-K and is responsible for the oversight of the creation and implementation of corporate risk policies and procedures.

The current members of the Audit Committee are Winston E. Hickman (Chair), David R. Dukes and Carol L. Miltner. The Board of Directors has determined that each member of the Audit Committee is independent, as defined in the NASDAQ Stock Market Marketplace Rules (the “NASDAQ Rules”) and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Mr. Hickman, the Chairman of the Audit Committee, is an “Audit Committee financial expert,” as defined under the rules of the SEC.

Compensation Committee

The responsibilities of the Compensation Committee include (a) assisting the Board in developing and evaluating potential candidates for executive positions; (b) recommending and/or approving the annual compensation of the executive officers of the Company, including the Chief Executive Officer; and (c) approving and/or administering the Company’s equity incentive compensation and cash bonus plans and determining awards thereunder.  The current members of the Compensation Committee are Carol L. Miltner (Chair), David R. Dukes, Winston E. Hickman and Sam Yau.  Our Board of Directors has determined that each member of the Compensation Committee is independent under the NASDAQ Rules.  A more detailed description of the role of the committee, including the role of executive officers and consultants in compensation decisions, can be found under “Executive Compensation — Compensation Discussion and Analysis” below.

Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors.  It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors and policies relating to tenure and retirement of directors.  The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors.  The Nomination and Corporate Governance Committee also makes recommendations relating to the development and revision of the Company’s Corporate Governance Guidelines, reviews the overall corporate governance of the Company on a regular basis and oversees the development of executive succession plans.  The members of the Nomination and Corporate Governance Committee are Sam Yau (Chair), David R. Dukes, Winston E. Hickman and Carol L. Miltner. Our Board of Directors has determined that each member of the Nomination and Corporate Governance Committee is independent under the NASDAQ Rules.

Nominations for directors submitted to the Committee by stockholders, other directors or management are evaluated according to the nominee’s knowledge, experience and background. While the Nomination and Corporate Governance Committee does not have any specific minimum qualifications for director candidates, the Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience.  The Committee does not have a formal policy with respect to diversity in identifying director nominees but, as indicated above, diversity is one factor in the total mix of information the Board considers when evaluating director candidates.

The Nomination and Corporate Governance Committee is responsible for identifying and evaluating candidates for Board membership and selecting or recommending to the Board nominees to stand for election. Candidates may come to the attention of the Nomination and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nomination and Corporate Governance Committee evaluates all candidates selected for consideration, including incumbent directors, based on the same criteria as described above. All candidates who, after evaluation, are then recommended by the Nomination and Corporate Governance Committee and approved by the Board, are included in the Company’s recommended slate of director nominees in its proxy statement.

The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders.  Any stockholder who wishes to recommend for the Nomination and Corporate Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: 2909 Daimler Street, Santa Ana, California 92705.

Corporate Governance

Code of Business Conduct and Ethics; Corporate Governance Guidelines.  The Company is committed to having sound corporate governance principles and has implemented the following corporate governance policies and procedures. The Company’s Code of Business Conduct and Ethics, which is applicable to our directors, our principal executive officer, our principal financial officer, our principal accounting officer and all of our other officers and employees, as well as our Corporate Governance Guidelines, can be found on the “About SRS—Investor Relations” section of our website at www.srslabs.com.  We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics and any waivers of provisions of such provisions, that are required to be disclosed under the rules of the SEC, at the same location on our website.  Copies of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines may also be obtained upon request, without charge, by contacting our Investor Relations Department at 949-442-1070 or by writing to us at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Investor Relations Manager.

Board Structure and Lead Director.  The Board does not have a policy regarding the separation of the roles of the Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time. The Board has determined that having the Company’s Chief Executive Officer serve as the Chairman is currently in the best interest of the Company’s stockholders as this structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board.

The Company does, however, have a policy that if the Chairman of the Board of the Company does not qualify as an independent director, the independent directors of the Board will select one of the independent directors to be the “Lead Director.”  Since the Chairman of the Board is currently the Company’s Chief Executive Officer, the Board of Directors has designated Sam Yau as the Lead Director.  The Lead Director has the following duties and responsibilities: (a) acting as Chair of the meetings of the independent directors; (b) serving as a conduit of information between the independent directors and the Chairman of the Board, the CEO and other members of management; (c) together with the Chairman of the Board, scheduling and developing the agenda for at least one strategic planning meeting of the Board and at least one meeting to develop the annual financial plan; (d) together with the Chairman of the Board, setting the annual calendar of Board meetings throughout the year, preparing the list of regular items to be included in Board agendas throughout the year and establishing and circulating the Board agendas for each Board meeting; and (e) such other responsibilities and duties as the Board of Directors shall designate.  The Board believes that this current leadership structure, in which the offices of Chairman and Chief Executive Officer are held by one individual and an independent director acts as Lead Director, provides for dynamic Board leadership and enhances the Company’s ability to execute its business and strategic plans, while maintaining strong independence for Board decisions and oversight.

Board Independence.  The Board has determined that each of the Company’s directors other than Mr. Yuen satisfies the requirements for “independence” under the NASDAQ Rules. Thomas C.K. Yuen, our Chairman and Chief Executive Officer, is our only non-independent director.

Risk Oversight Role.  The Board is responsible for overseeing our risk management but its duties in this regard are supplemented by the Audit Committee, which is responsible for discussing with management policies with respect to risk assessment and risk management, including the process by which major financial and accounting risk assessment and management is undertaken by the Company.  The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board periodically engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Chairman of the Audit Committee.

Communications with the Board.  You may send communications to the Board of Directors, to the non-management members of the Board or to an individual Board member by sending a letter to SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Corporate Secretary.  The Corporate Secretary will forward these communications to the intended recipients. Unsolicited advertisements or invitations to conferences or promotional materials, in the discretion of the Secretary, may not be forwarded to directors.

Director Attendance at Annual Meetings of Stockholders.  Under the Company’s Corporate Governance Guidelines, the Company’s directors are encouraged to attend annual meetings of the Company’s stockholders. All of the then current members of the Board of Directors attended the Company’s 2010 annual meeting of stockholders.

Compensation of Directors

The following table provides compensation information for the one year period ended December 31, 2010 for each member of the Board of Directors other than Thomas C.K. Yuen who is also an executive officer of the Company.  Please see the Summary Compensation Table for compensation information relating to Mr. Yuen.

Name	Fees Earned or Paid in Cash ($)		Option Awards(1) ($)		Total ($)
David R. Dukes	$71,000		$191,600	(2)	$262,600
Winston E. Hickman	73,000		119,750	(3)	192,750
Carol L. Miltner	74,000		119,750	(3)	193,750
Sam Yau	182,000	(4)	157,050	(5)	339,050

(1)          The amounts reported above reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718, “Stock Compensation,” which excludes the effect of estimated forfeitures. See Note 6 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards.

(2)          Includes the following options, both granted on June 21, 2010, with the grant date fair values indicated:  option for 15,000 shares under the Non-employee Directors’ Plan — $71,850; and option for 25,000 shares under the 2006 Plan — $119,750.

(3)          Consists of an option for 25,000 shares granted on June 21, 2010 under the 2006 Plan, with a grant date fair value of $119,750.

(4)          Includes $110,000 paid by the Company to Mr. Yau for his work on corporate strategic matters.

(5)          Includes the following options, both granted under the 2006 Plan, with the grant date fair values indicated:  option for 10,000 shares granted on January 5, 2010 — $37,300; and option for 25,000 shares granted on June 21, 2010 — $119,750.

Cash Compensation

Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. Each non-employee director of the Company receives an annual retainer of $12,000 and a fee of $1,000 per Board meeting attended and $500 per committee meeting attended. The Lead Director also receives a supplemental annual retainer of $4,000. In addition, the chairpersons and members of the standing committees of the Board receive the following supplemental annual cash retainers:

Committee	Chair	Members
Audit	$12,000	$9,000
Compensation	$11,000	$8,000
Nomination and Corporate Governance	$8,000	$6,000

Each non-employee director who resides outside the Southern California area is entitled to receive reimbursement for reasonable travel expenses in accordance with the Company’s travel expense policy with respect to each Board or Board committee meeting held in Southern California that such non-employee director attends in person. For Board or Board committee meetings held outside the Southern California area, each director is entitled to receive reimbursement for reasonable travel expenses in accordance with the Company’s travel policy for meetings such director attends in person.

Stock-Based Compensation

Non-employee Directors’ Plan

Each non-employee director is eligible to receive stock options under the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors’ Stock Option Plan (the “Non-employee Directors’ Plan”), a non-discretionary, formula stock option plan. Under the Non-employee Directors’ Plan, (a) each non-employee director who first becomes a member of the Board is granted an option to purchase 10,000 shares of Common Stock automatically upon election to the Board of Directors which vests upon the date of grant, and (b) each non-employee director is granted an option to purchase 15,000 shares of Common Stock automatically effective at the close of business on the date of each of the Company’s annual meeting of stockholders at which such non-employee director is elected which vests in three equal annual installments commencing on the first anniversary of the applicable date of grant. The exercise price for all options granted under the Non-employee Directors’ Plan is the fair market value of Common Stock on the date of grant. At the close of the Company’s Annual Meeting of stockholders in 2010, David R. Dukes was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $8.96 per share under the Non-employee Directors’ Plan. In the event that Sam Yau is elected as director at the Annual Meeting, he will receive on such date an option pursuant to the Non-employee Directors’ Plan to purchase 15,000 shares of Common Stock which vests in three equal annual installments.

2006 Stock Incentive Plan; 1996 Long-Term Incentive Plan

Each non-employee director is also eligible to receive equity incentive awards under the SRS Labs, Inc. 2006 Stock Incentive Plan (the “2006 Plan”).  Prior to June 2006, such awards were granted under the Company’s Amended and Restated 1996 Long-Term Incentive Plan (the “1996 Plan”). In June 2006, the Company’s stockholders approved the 2006

Plan, and no further awards have been, or will be, made under the 1996 Plan since the date of such stockholder approval.  Any option awards to non-employee directors granted after the date of approval of the 2006 Plan, other than those granted under the Non-employee Directors’ Plan, have been, and will be, granted pursuant to the 2006 Plan rather than pursuant to the 1996 Plan.  Under the Company’s Non-Employee Director Compensation Policy, each non-employee member of the Board of Directors is granted an option to purchase 25,000 shares of Common Stock pursuant to the 2006 Plan on the date of each annual meeting of stockholders at which such non-employee director is re-elected as a non-employee director or continues in office as an incumbent director, with the following terms and conditions: (a) 25% of the shares underlying the option vests one year after the date of grant and 6.25% of the shares underlying the option vests every three months during the next three successive years thereafter; (b) the options shall have a term of ten years from the date of grant subject to continued service requirements; and (c) the exercise price shall be the fair market value of the Common Stock on the date of grant.

In 2010, the Board of Directors awarded to each of David R. Dukes, Winston E. Hickman, Carol Miltner and Sam Yau a non-qualified option to purchase 25,000 shares of Common Stock under the 2006 Plan at an exercise price of $8.96 per share with terms consistent with the terms of the Non-Employee Director Compensation Policy. In 2010, the Board of Directors also awarded Sam Yau a non-qualified option to purchase 10,000 shares of Common Stock under the 2006 Plan at an exercise price of $7.28 per share in recognition of his service as Lead Director of the Board of Directors. This option grant has a one year vesting period. In January 2011, Mr. Yau received an additional option to purchase 10,000 shares of Common Stock at an exercise price of $8.98 per share for his service as Lead Director.  Mr. Yau will continue to receive an annual option grant to purchase 10,000 shares of Common Stock at an exercise price equal to the closing sales price of the Common Stock on the grant date as long as he continues to serve as the Lead Director.  The options granted to Mr. Yau for his service as Lead Director will vest one year from the grant date.  In addition, provided that they continue in office, pursuant to the Non-Employee Director Compensation Policy, Carol L. Miltner, Winston E. Hickman and David R. Dukes will each be awarded an option to purchase 25,000 shares of Common Stock pursuant to the 2006 Plan as of the close of business on the date of the Annual Meeting, with the following terms and conditions: (a) 25% of the shares underlying the option vests one year after the date of grant and 6.25% of the shares underlying the option vests every three months during the next three successive years thereafter; (b) the options shall have a term of ten years from the date of grant subject to continued service requirements; and (c) the exercise price shall be the fair market value of the Common Stock on the date of grant. Similarly, provided that he is re-elected at the Annual Meeting, Mr. Yau will also be awarded an option to purchase 25,000 shares of Common Stock pursuant to the 2006 Plan under this policy as of the close of business on the date of the Annual Meeting.

APPROVAL OF AN AMENDMENT TO THE SRS LABS, INC.

2006 STOCK INCENTIVE PLAN

(Proposal 2)

The Board of Directors has adopted, and the stockholders have approved, the SRS Labs, Inc. 2006 Stock Incentive Plan, a discretionary incentive plan which affords the Compensation Committee of the Company’s Board of Directors or the Board of Directors the ability to design compensatory awards to attract and retain employees (including officers), directors and consultants of the Company and its subsidiaries. The Board of Directors has adopted, subject to stockholder approval, an amendment to the 2006 Plan to increase the number of shares of Common Stock that may be issued pursuant to awards granted thereunder by 750,000 (the “Share Amendment”).  The 2006 Plan, as amended by the Share Amendment, is set forth in full as Appendix A to this Proxy Statement and is summarized under the caption “Summary of the 2006 Stock Incentive Plan” below.

If the Share Amendment is approved by the stockholders, the Board intends to cause the 750,000 additional shares of Common Stock that will become available for issuance under the 2006 Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense.

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and the other four highest paid executive officers of the Company. Currently, any performance-based compensation paid by the Company pursuant to the 2006 Plan is excluded from this $1,000,000 limitation. If the Share Amendment is approved by the stockholders, such approval will constitute approval of the Share Amendment to the 2006 Plan under Section 162(m) and allow the Company to rely upon the exception under Section 162(m) for performance-based compensation awarded under the plan.

Currently, the number of shares of Common Stock authorized for issuance in connection with stock-based awards pursuant to the 2006 Plan is 4,250,000 (subject to adjustment as provided in the 2006 Plan). As of the Record Date, options granted under the 2006 Plan to purchase 3,442,877 shares of Common Stock are outstanding and only 657,211 shares of Common Stock remain authorized for issuance pursuant to awards to be made under the 2006 Plan.

The Board of Directors continues to believe that such a compensatory award program is an important factor in attracting, retaining and motivating employees, officers, directors and consultants of the Company, and believes that it is appropriate to increase the number of shares of Common Stock which may be issued in connection with awards to be made under the 2006 Plan.  Accordingly, the Board of Directors has adopted, subject to stockholder approval, the Share Amendment, which amends Section 3 of the 2006 Plan to increase the number of shares of Common Stock that may be issued or transferred pursuant to awards granted under the 2006 Plan by 750,000 shares, from 4,250,000 to 5,000,000 shares of Common Stock. If the Share Amendment is not approved by the stockholders at the Annual Meeting, the 2006 Plan will remain in effect; however, as stated above, only 657,211 shares of Common Stock remain available for grant as of the Record Date.  If the Share Amendment is approved by the stockholders at the Annual Meeting, the stockholders will suffer further dilution upon the exercise of future awards granted under the 2006 Plan. If approved, up to an additional 750,000 shares of Common Stock will be available for issuance pursuant to future awards under the 2006 Plan.  As of the Record Date, 14,906,799 shares of Common Stock were issued and outstanding.

Each of the Company’s executive officers, directors and nominees for election as a director is eligible to receive awards pursuant to the 2006 Plan.  Under the Company’s current Non-Employee Director Compensation Policy, each non-employee member of the Board of Directors is granted an option under the 2006 Plan, which vests over four years, on the date of each annual meeting of stockholders at which such non-employee director is re-elected as a non-employee director or continues in office as an incumbent director.  In addition, as long as he continues to serve as the Lead Director, Sam Yau will receive an additional annual option grant, which vests one year from the grant date.  Non-employee directors also receive option grants under the Non-employee Directors’ Plan.  See “Information About the Board of Directors and Committees of the Board — Compensation of Directors” for more information regarding grants to non-employee directors.

The Board of Directors recommends that you vote “FOR” approval of the Share Amendment.

Summary of the 2006 Stock Incentive Plan

The following summary is not intended to be complete and reference should be made to Appendix A for a complete statement of the terms and provisions of the 2006 Plan. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the 2006 Plan.

Purpose.   The purpose of the 2006 Plan is to attract, retain and motivate select employees, officers, directors and consultants of the Company and its affiliates (referred to collectively as “Eligible Persons”) and to provide incentives and rewards for superior performance.

Shares Subject to the Plan.   The 2006 Plan currently provides that no more than 4,250,000 shares of Common Stock may be issued pursuant to Awards under the plan.  If the Share Amendment is approved, an additional 750,000 shares of Common Stock will be available for issuance pursuant to future awards under the plan.  These shares shall be authorized but unissued shares, or shares that the Company has reacquired or otherwise holds in treasury or in a trust. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the 2006 Plan for stock splits, stock dividends, recapitalizations and other similar events. Shares of Common Stock that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent Awards, except as prohibited by law. In addition, shares that the Company refrains from delivering pursuant to an Award as payment of either the exercise price of an Award or applicable withholding and employment taxes will be available for subsequent Awards.

Administration.   Either the Board of Directors or a committee appointed by the Board will administer the 2006 Plan. The Board of Directors and any committee exercising discretion under the plan from time to time are referred to as the “Committee.” The Compensation Committee of the Board of Directors is currently acting as the Committee for purposes of the 2006 Plan. The Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or other officers whom the Company has specifically authorized to make Awards). With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the 2006 Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of Common Stock, units or dollars to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend and rescind rules relating to the 2006 Plan and its administration, to interpret and construe the plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the plan. Within the limits of the 2006 Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them.

The plan provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the plan. The plan releases these individuals from liability for good faith actions associated with the plan’s administration.

Eligibility.   The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”) only to employees, but may grant all other Awards to any Eligible Person. The 2006 Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award. The plan provides that during any calendar year no Participant may receive options and SARs that relate to more than 750,000 shares of Common Stock. As of April 22, 2011, substantially all of the approximately 113 employees (including officers) of the Company and its affiliates and all four of the Company’s non-employee directors would have been eligible to participate in the plan.

Options.   Options granted under the 2006 Plan provide Participants with the right to purchase shares of Common Stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify (“Non-ISOs”). The plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of Common Stock on the option grant date).

Share Appreciation Rights (SARs).   A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of Common Stock equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares by (b) the number of Shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs.   The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the fair market value on the grant date of the shares of Common Stock subject to the Award (110% of fair market value for ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock). As of the Record Date, the closing price of a share of Common Stock on The NASDAQ Global Market was $8.05 per share.

Exercise of Options and SARs.   To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): (i) cash or check in U.S. dollars, (ii) certain shares of Common Stock or (iii) cashless exercise under a program the Committee approves. The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock).

Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units.   Under the 2006 Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of Common Stock after certain vesting requirements are met, and may grant unrestricted shares as to which the Participant’s interest is immediately vested. For restricted Awards, the plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interest in such Awards becomes vested. The plan provides for deferred share units in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares of Common Stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares of Common Stock.

Whenever shares of Common Stock are released pursuant to these Awards, the Participant will be entitled to receive additional shares of Common Stock equal to the sum of (i) any stock dividends that the Company’s stockholders received between the date of the Award and issuance or release of the shares of Common Stock and (ii) a number of additional shares of Common Stock equal to the shares of Common Stock that the Participant could have purchased at fair market value on the payment date of any cash dividends for shares of Common Stock if the Participant had received such cash dividends between its grant date and its settlement date.

Performance Awards.   The 2006 Plan authorizes the Committee to grant performance-based awards in the form of Performance Units that the Committee may, or may not, designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations. In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. Performance Awards are payable in shares of Common Stock, cash or some combination of the two; subject to an individual Participant limit of 1,000,000 shares of Common Stock and $1,000,000 cash. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the 2006 Plan requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code section 162(m).

Under the 2006 Plan, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding.   As a condition for the issuance of shares of Common Stock pursuant to Awards, the 2006 Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares of Common Stock.

Transferability.   Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Shares to charitable institutions, certain family members or related trusts, or as otherwise approved by the Committee.

Certain Corporate Transactions.   The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the 2006 Plan but as to which no Awards have yet been granted or that have been returned to the plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the 2006 Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the plan.

In addition, in the event or in anticipation of a Change in Control, the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards for any period (and may provide for termination of unexercised Options and SARs at the end of that period) so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares of Common Stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of Common Stock issued upon exercise of an Award shall lapse as to the shares of Common Stock subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (d) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Notwithstanding the above, unless specifically provided otherwise in the applicable Award Agreement, each Award held by a Participant will accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any shares held by a Participant will lapse in full, immediately prior to the consummation of a Change in Control which occurs prior to the termination of such Participant’s Continuous Service.

In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all Awards will terminate immediately prior to such dissolution or liquidation, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.

Term of Plan; Amendments and Termination.   The term of the 2006 Plan will be ten years from June 22, 2006, the date of stockholder approval of the plan. The Board may, from time to time, amend, alter, suspend, discontinue or terminate the 2006 Plan; provided that no amendment, suspension or termination of the plan shall materially and adversely affect Awards already granted unless it (a) relates to an adjustment pursuant to certain transactions that change the Company’s capitalization; (b) is otherwise mutually agreed between the Participant and the Committee; or (c) the Committee determines in good faith, before a Change in Control, that the modification is not materially adverse to the Participant. Furthermore, neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures. In addition, the Committee may not cancel an outstanding option whose exercise price is greater than fair market value at the time of cancellation for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing, the Committee may amend the plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected U.S. Federal Income Tax Consequences.   The following is a brief summary of certain U.S. federal income tax consequences of certain transactions under the 2006 Plan. This summary is not intended to be complete and does not describe state or local tax consequences. Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

Non-ISOs.   A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of Common Stock issued to the Participant on the exercise date, over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs.   A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of Common Stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights.   A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares of Common Stock that the Participant receives.

Restricted Shares, Restricted Share Units, Deferred Share Units and Performance Awards.   In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, deferred share units or Performance Awards, unless the Participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or shares of Common Stock that the Participant receives when the Award vests. The same tax consequences apply to Performance Awards.

Special Tax Provisions.   Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code section 162(m) in certain circumstances.

Income Taxes and Deferred Compensation.   The 2006 Plan provides that participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the plan authorizes the Committee to organize a deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (a) conforms with the requirements of Section 409A of the Code, (b) that voids any Participant election to the extent it would violate Section 409A of the Code, and (c) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

General Tax Law Considerations.   The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant of Awards under the 2006 Plan and the disposition of shares issued thereunder in existence as of the date of this Proxy Statement. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Participants in the plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

New Plan Benefits.   The Committee will grant Awards under the 2006 Plan at its discretion, and the Committee has not granted Awards that are contingent upon the approval of the Share Amendment.  Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the 2006 Plan as amended.

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

The Audit Committee has selected the firm of Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and has further directed that management submit the selection of the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Squar Milner are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Squar Milner as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Squar Milner to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Squar Milner. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of Squar Milner as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

(Proposal 4)

In accordance with recently adopted Section 14A of the Exchange Act, stockholders have the opportunity to vote, on an advisory (non-binding) basis, the compensation of our Named Executive Officers.  Commonly known as “say-on-pay”, this proposal gives our stockholders the opportunity to express their views on our executive compensation policies and programs and the compensation paid to the Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of SRS Labs, Inc., as disclosed in the company’s proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosure, is hereby approved.”

The Board of Directors recommends a vote FOR approval of the advisory resolution because it believes that the Company’s executive compensation policies and practices are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers.  We urge stockholders to read the “Executive Compensation” section and the related compensation tables for details about our executive compensation policies and programs and information about the Fiscal 2010 compensation of our Named Executive Officers.

Although the vote is non-binding, our Board of Directors and our Compensation Committee will review and consider the voting results in future compensation deliberations.

The Board of Directors recommends that you vote “FOR” the advisory resolution approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

ADVISORY VOTE ON FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
(Proposal 5)

The recently adopted Section 14A of the Exchange Act also provides stockholders with the opportunity to indicate, on an advisory basis, their preference as to the frequency of future say-on-pay votes, often referred to as “say when on pay”.  In this Proposal 5, we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every three years, every two years or every year.

While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are generally made annually. Given that the “say on pay” advisory vote provisions are new, we believe that holding an annual advisory vote on executive compensation at this time will provide the Company with more direct and immediate feedback on our compensation practices and policies. The Board of Directors recommends that future advisory votes on executive compensation should be held every year, which means that the next advisory vote would he held at our annual meeting of stockholders in 2012.

Stockholders will be able to specify one of four choices for this proposal on the proxy card:  three years, two years, one year or abstain.  Although the vote is non-binding, the Board and the Compensation Committee will review the voting results in making a decision as to the policy to be adopted by the Board on the frequency of future advisory votes on executive compensation.

The Board of Directors recommends that you vote for holding an advisory vote on executive compensation EVERY YEAR.

RELATIONSHIP OF THE COMPANY WITH

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to us by Squar, Milner, the Company’s independent registered public accounting firm, for the years ended December 31, 2010 and 2009.

	Fiscal Year Ended December 31,
Fee Category	2010	2009
Audit fees	$178,432	$176,000
Audit-related fees	—	—
Tax fees	60,790	23,623
All other fees	—	—
Total	$239,222	$199,623

Audit Fees  In fiscal years 2010 and 2009, audit fees included fees associated with the audit of the Company’s annual consolidated financial statements, the review of financial statements included in the Company’s Form 10-Q filings, the audit of internal control over financial reporting, consents included in other SEC filings and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements related to those fiscal years.

Audit Related Fees.  There were no fees billed by Squar Milner for audit related services in 2010 or 2009.

Tax Fees.  Tax fees in fiscal years 2010 and 2009 consisted of fees for professional services billed for tax services, including tax compliance, research and development tax credit study and tax planning.

All Other Fees.  There were no fees billed by Squar Milner for other services in 2010 and 2009.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The prior approval of the Audit Committee was obtained for all services provided by Squar Milner in 2010 and 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2010 with the Company’s management.  The Audit Committee has discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”), the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has also received the written disclosures and the letter from Squar Milner required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Squar Milner.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Submitted by the Audit Committee:

Winston E. Hickman, Chair
David R. Dukes
Carol L. Miltner

EXECUTIVE OFFICERS

The following table sets forth the executive officers of SRS Labs, Inc., their ages as of the date of the Annual Meeting, and the positions currently held by each person:

Name	Age	Position(s)
Thomas C.K. Yuen	59	Chairman of the Board, Chief Executive Officer and President
Ulrich E. Gottschling	53	Chief Financial Officer, Treasurer and Secretary
Alan D. Kraemer	60	Executive Vice President and Chief Technology Officer
Jeff Klaas	40	Vice President, Global Sales
Sarah Yang	44	Vice President, Software Engineering
Allen Gharapetian	46	Vice President, Marketing

All officers serve at the pleasure of the Board of Directors. Biographical information regarding Mr. Yuen appears earlier in this Proxy Statement. See “Election of Directors”.

Ulrich E. Gottschling has served as the Company’s Chief Financial Officer, Secretary and Treasurer since January 2006. Prior to that, Mr. Gottschling served as Chief Financial Officer of Valor Computerized Systems, Inc. (“VCS”), which offers integrated software solutions from design through manufacturing to the electronics supply chain, from 1999 to December 2005 and as Vice President of Operations of VCS from 2000 to December 2005. He was also President, Chief Financial Officer and a member of the board of directors of E4ENET.Com, Inc., an affiliated company of VCS, which offers business-to-business collaboration technology. Prior to joining VCS, Mr. Gottschling was Chief Financial Officer of Sound Source Interactive, Inc, a publicly-held entertainment software company, from 1995 to 1999 and also served as President and Chief Operating Officer of Sound Source from 1997 to 1999.  Mr. Gottschling holds a Bachelor of Arts degree in Business Administration from Washington State University.

Alan D. Kraemer has served as the Company’s Chief Technology Officer since January 2005 and as the Executive Vice President, Technology and Business Development since June 2004. Prior to that, he served as the Company’s Vice President, Engineering from April 2000 to May 2004 and Director of Engineering from February 1994 to March 2000. In addition, Mr. Kraemer has served as President of Sierra Digital Productions, Inc., a compact disc production and recording company, since August 1989. Prior to that, Mr. Kraemer served as Senior Vice President of Engineering of De LaRue Printrak; Vice President of Engineering for AST Research; Vice President of Engineering with Point4 Data Corporation; and Director of Software Engineering of Northrop Electronics. Mr. Kraemer holds a Bachelor of Arts degree in Fine Arts from California State University, Fullerton.

Jeff Klaas has served as the Company’s Vice President, Global Sales since May 2008.  Prior to that, Mr. Klaas served as the Director of Global Retail Sales and European Business Development at Entropic Communications, a leading provider of silicon solutions that enable connected home entertainment systems, from December 2006 to May 2008. Mr. Klaas was, prior to that, general manager of business development at Viewsonic from March 2000 to May 2005. Mr. Klaas co-founded IAVI, a plasma TV and projector distribution company, which was named one of Entrepreneur Magazine’s Hot 100 Fastest Growing Companies in America in 1999. Mr. Klaas holds a Bachelor of Science degree in Business Administration from the University of Southern California.

Sarah Yang has served as the Company’s Vice President of Software Engineering since January 2006. Ms. Yang previously served as the Company’s Senior Director of Software Engineering from April 2004 to December 2005 and the Director of Software Engineering from April 2001 to March 2004. Ms. Yang joined the Company in February 2000 as senior DSP engineer. Prior to joining SRS, Ms. Yang was Senior Consultant at Computer Sciences Corporation and has held senior software engineering positions at Vicor Corporation and National Instruments. Ms. Yang holds a Bachelor of Science in Electrical Engineering from the University of Science and Technology of China, a Masters of Science degree in Physics from Texas A&M University and a Masters of Science degree in Electrical Engineering from The Institute of Acoustics in China.

Allen H. Gharapetian has served as the Company’s Vice President of Marketing since February 2008.  Prior to that, Mr. Gharapetian served as the Vice President of Marketing for Starport Systems, a RFID technology company, from April 2007 to February 2008.  From September 2006 to April 2007, Mr. Gharapetian was the Vice President of Global Marketing and Global Product Management at Targus Group International, the industry leader in notebook cases and mobile accessories.  Prior to its acquisition by Imation, he was the Vice President of Marketing and Product Development at

Memorex Products Inc. from March 2003 until August 2006 where he was instrumental in raising Memorex’ brand positioning and expanding its product portfolio.  Mr. Gharapetian also spent several years at Yamaha Corporation of America where he last served as the General Manager of the Multimedia Products Division of Yamaha Electronics. Mr. Gharapetian holds Bachelors degrees in both Business Administration and Computer Sciences from the European University of Brussels, Belgium, and a Masters degree in Business Administration in International Business from the Thunderbird School of Global Management in Arizona.

EXECUTIVE COMPENSATION

We are required by the SEC to discuss the compensation awarded to, earned by, or paid to (a) the Company’s principal executive officer; (b) the Company’s principal financial officer; (c) the Company’s three most highly compensated executive officers, other than the officers described in clauses (a) and (b), who were serving as executive officers at the end of Fiscal 2010 and whose total compensation exceeded $100,000, and (d) up to two additional persons for whom disclosure would have been provided under clause (c) but for the fact that the person was not serving as an executive officer at the end of Fiscal 2010.

Accordingly, the following sections disclose information regarding compensation awarded to, earned by, or paid to (a) Mr. Thomas C.K. Yuen, the Company’s Chief Executive Officer; (b) Ulrich Gottschling, the Company’s Chief Financial Officer; and (c) Alan D. Kraemer, Jeff Klaas and Sarah Yang, the three most highly-compensated executive officers other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of Fiscal 2010 and whose total compensation exceeded $100,000.  These officers are referred to in this Proxy Statement as the “Named Executive Officers” or “NEOs.”

Compensation Discussion and Analysis

Framework and Processes for Compensation Decisions

The goal of the Company’s compensation policies and programs is to retain and reward leaders who create long-term value for our stockholders.  Accordingly, the Company’s compensation practices for its executive officers are based upon three primary themes:

•                  offer base compensation sufficient to attract and retain high quality management talent;

•                  provide variable compensation components (including short and long-term incentive awards) that are linked with the performance of the Company and that align executive remuneration with the interests of the stockholders; and

•                  provide a benefits package which is competitive with similarly situated companies.

The Compensation Committee annually determines the compensation levels and elements for our executive officers.  In determining the compensation levels and amounts, the Compensation Committee generally strives for parity among the officers, with differences based upon (a) the officer’s position and scope of responsibility, (b) compensation history and competitive/comparative market data, (c) level of experience, (d) current and past performance, (e) tenure at the Company, and (f) the officer’s relative performance, tenure and compensation as compared to other officers of the Company.  In setting the amount of compensation for the NEOs, the committee also considers the Company’s current and historical financial performance.  In 2009, the Company increased its revenues by 36% over the revenues for the prior fiscal year, and net income per share increased by 650%.  In 2010, the Company continued its growth and increased revenues by 25% over 2009, and net income per share further increased by over 30%.

Use of External Consultants and Market Data

From time to time, the Compensation Committee works with an external compensation consultant to assist the committee in fulfilling its duties.  In 2009, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its compensation consultant, to provide the Compensation Committee with third-party data and analysis and advice and expertise on competitive practices and trends, executive compensation plan design, and proposed compensation forms and levels.  The Compensation Committee also instructed Cook & Co. to review and assess the Company’s compensation programs.  For its analysis, Cook & Co. compared our executive officer compensation and equity compensation guidelines with compensation information from 14 other similarly situated, U.S.-based, publicly-held companies in the technology and entertainment industry.  Because the Company operates in a narrow niche market and has few direct peers, the Company’s peer group consisted of companies engaged in technology licensing in general, selected by the Compensation Committee principally for their similar size and market capitalization.

The peer group analyzed by Cook & Co. consisted of the following companies:

American Technology Corp.

Aware, Inc.

CEVA, Inc.

Concurrent Computer Corp.

DivX, Inc.

DTS, Inc.

Glu Mobile, Inc.

Immersion Corp.

Majesco Entertainment Co.

MakeMusic, Inc.

MoSys, Inc.

PCTEL, Inc.

Peerless Systems Corp.

Universal Display Corp.

Although the Compensation Committee analyzed the compensation data of the peer group at the 25%, 75% and median levels, the Company did not target any element of its compensation package for 2010 to fall within a set range.  Rather, the peer group data was used as a reference point to supplement the other factors considered by the Compensation Committee, with a view towards ensuring that the Company’s overall pay practices remained competitive to the market in general.  In determining the levels and elements of compensation for our executives, the Compensation Committee reviews a composite of data that includes such peer group or comparison data and other information provided by the compensation consultant, as well as broader, published survey and market data, such as Aon Consulting’s Radford Benchmark Survey.  Such information and data were only one of the factors considered by the Compensation Committee in setting the compensation levels for our executive officers for 2010.

Input from Chief Executive Officer

While the Compensation Committee has overall responsibility for establishing the elements, level and administration of our executive compensation programs, our Chief Executive Officer routinely participates in the process with respect to all executive officers other than his own compensation.  He conducts in-depth performance reviews of each of the other executive officers and provides a summary of this review to the Compensation Committee.  He also makes recommendations to the Compensation Committee regarding adjustments to base salary, bonus allocations and equity awards.  Our Chief Executive Officer’s recommendations are one of several important factors considered by the Compensation Committee in making its final decisions.

MBO Program

The Compensation Committee also uses an individualized Management By Objective (“MBO”) program as a tool to evaluate and motivate the performance of the Company’s executive officers, including the CEO.  These individual MBOs, comprised of strategic and operating objectives, are developed through an interactive process between executive management and each individual executive and may be updated from time to time as the year progresses.  The resulting MBOs are used as a performance evaluation tool at the end of the year and assists the CEO in making recommendations with respect to the compensation of the other NEOs to the Compensation Committee and assists the Compensation Committee in assessing the performance of the officers and making final decisions on all elements of compensation.

For 2010, the individual objectives for the NEOs were largely broad, general and qualitative objectives for such officer’s management of his area of responsibility or for the business functions for which the NEO is responsible.  The objectives for Mr. Yuen, our CEO, generally included strategic development of the Company, enhancing relationships with customers and the financial community, team building and improvement of various business processes.  The objectives for Mr. Gottschling, our CFO, principally included improving financial planning and forecasts by each department, enhancement of overall operations, attending to investor relations matters, tax planning and financial objectives such as cash management and royalty compliance.  The objectives for Mr. Kraemer, our CTO, generally consisted of evaluating new and existing technologies and analyzing opportunities, driving technological initiatives, creating the state-of-the-art Advanced Rendering Lab, and leading the formation of the 3D Audio Alliance (3DAA), a new, industry alliance.  The objectives for Mr. Klaas, our VP of Global Sales, generally included building stronger relationships with customers, organizing and implementing greater outreach to specific market segments, providing additional regional support and training, enhancing communications with the internal engineering team, focusing on strategic planning, and hiring appropriate personnel to ensure the success of the departmental plans.  The objectives for Ms. Yang, the VP of Software Engineering, generally included creating a technology plan for the year, new product development and releases, training of the engineering team, team building with other executives and improving processes for product development.

Elements of Compensation

Highlights of Our 2010 Compensation Decisions

In 2010, the components of the Company’s executive compensation program consisted of (a) base salary; (b) the opportunity to earn profit-sharing awards and quarterly and annual bonus awards under the SRS Labs, Inc. Profit Sharing and Bonus Plan, as amended in June 2007 (the “Profit Sharing and Bonus Plan”); (c) awards under the Company’s 2006 Stock Incentive Plan; (d) individual merit bonuses; and (e) participation in the Company’s Change in Control Protection Plan.  The Chief Executive Officer and the Vice President of Global Sales also have separate incentive plans that provide for payments based on the Company’s attainment of certain revenue and net income targets.  The Compensation Committee chose these components in structuring its executive compensation because they provide a mix of current, guaranteed compensation (i.e., salary) and incentive compensation paid over the short and long term, based on company performance.  As described below, distributions under the Profit Sharing and Bonus Plan are made quarterly but only if the Company’s financial results meet established quarterly targets.  Merit bonuses are paid annually after the results for the full year, and the performance of each executive for such year, have been ascertained.  Equity awards are used to provide longer-term incentives and help align our executives’ interests with the interests of stockholders.  The Compensation Committee believes that this mix of compensation provides the officers with the right incentives that encourage productivity without promoting undue risk taking to obtain short-term gains.  This mix of guaranteed amounts, as well as short-term and long-term incentives, formed the basis for each of our NEO’s compensation.

For 2010, the relative mix of the guaranteed salary as compared to the variable incentive payments and awards was approximately 75% to 25% for each NEO, other than the VP of Global Sales and the CEO.  Almost 50% of the compensation awarded to the VP of Global Sales was in the form of incentive compensation, much of it dependent on the Company’s revenues, which the Compensation Committee believes is appropriate for his position.  The additional bonus plan for the CEO was based solely on the Company’s achievement of annual financial targets and increases the variable, incentive portion of his compensation, which the Compensation Committee believes is merited for the CEO.

As indicated above, the Compensation Committee considers the overall mix of compensation to be important in appropriately incentivizing and compensating the NEOs.  In structuring the amounts for each component, although certain matters must be determined at the beginning of the year, such as base salaries and the percentage pool and targets under the Profit Sharing and Bonus Plan and other bonus plans, and are generally analyzed and determined separately at the beginning of each year based on an overall mix of incentives determined for each NEO by the Compensation Committee, the timing for the decisions on other elements, such as annual merit bonuses and option awards allow the committee to evaluate each officer’s total compensation (i.e., salary, bonuses and options) at the end of each year to ensure that the total compensation packages are appropriate, fair among the NEOs and competitive in the market and in light of the Company’s financial performance for such year.

Base Salary

Salaries are evaluated annually for all executive officers.  In determining the appropriate salary levels for the executive officers, the Compensation Committee considers, among other factors, the officer’s scope of responsibility, prior experience, past and current performance, the prevailing compensation levels for similar positions at comparable companies, the Company’s financial performance and, with respect to executive officers other than himself, the recommendation of the Chief Executive Officer.  For 2010, in light of the Company’s superior financial performance in 2009, the Compensation Committee approved salary increases for each NEO.  Increases in base salaries for the NEOs were generally established at 8% of their base salaries; however, the CEO’s base salary was increased by 10% since the CEO had declined any raise in his base salary since 2000 and the salary for the VP of Global Sales was increased by 11.5% in light of his exceptional revenue generation efforts in 2009.  The CTO’s base salary was increased by only 5% because his base salary was higher than the other NEOs and similarly situated officers in the peer group study.  The Compensation Committee determined that an increase of 8% on average provided the NEOs with an appropriate reward for their consistent, high-level performance that was not out of line with the competitive market data.

Profit Sharing and Bonus Plan

In 2010, all of the Company’s full-time employees, including the Chief Executive Officer and the other executive officers of the Company, were eligible to receive profit sharing awards and quarterly and annual bonus awards payments under the Profit Sharing and Bonus Plan.  The Profit Sharing and Bonus Plan (a) recognizes that employees’ and management’s contribution to stockholders’ returns comes from maximizing earnings and the quality of those earnings, and (b) is designed to provide a performance-based incentive for all Company employees, including executive officers, and to attract and retain qualified personnel.  The profit sharing component of the plan provides that 5% of the Company’s net income for each fiscal quarter will be allocated for distribution to all eligible employees pro rata, in proportion to their respective base salaries.  The bonus component of the plan provides that a bonus pool will be created and distributed each fiscal quarter, based on the percentage of target net income attained for such quarter with respect to each of the first three quarters and for the year with respect to the fourth quarter.  The targets for the bonus component of the plan are established by the Board of Directors based on recommendations by the Compensation Committee, and the pool will not be funded if the net income achievement for any fiscal quarter, or for the fiscal year with respect to the fourth quarter, is not at least 80% of the net income target for the applicable period.  The Profit Sharing and Bonus Plan is subject to change or termination by the Company at any time, subject to certain limitations.

The net income targets, for purposes of computing the 2010 bonus payments under the Profit Sharing and Bonus Plan, were $800,000, $502,000 and $1.3 million for the first, second and third quarters, respectively, and $4.5 million for the year.  In 2010, the Company exceeded the targeted net income for the first three quarters.  However, the fourth quarter net income was less the amount needed to meet 80% of the target net income for the year.  Although the annual target net income threshold was not attained, the Compensation Committee determined to partially fund the annual bonus pool, in light of the Company’s overall superior performance and in recognition of the fact that the net income during and for 2010 was reduced due to significant investments for the long-term growth of the Company and expansion of several departments, which were not contemplated when the target net income amounts in the 2010 operating plan were initially set.  But for such additional costs, the Company would have achieved the required annual target.  As such, the Compensation Committee exercised its discretionary authority under the Profit Sharing and Bonus Plan to reward the employees for a successful year.  The portion of the bonus pool allocated to management (including NEOs) was 42.5%, and each NEO’s share of such allocation was determined pro rata, based upon such officer’s base salary as compared to the aggregate base salary of all individuals participating in such portion of the pool.  Accordingly, the following payments were made to NEOs under the Profit Sharing and Bonus Plan for 2010:  Thomas C.K. Yuen — $39,997; Ulrich Gottschling — $31,547; Alan D. Kraemer — $38,056; Jeff Klaas — $31,148; and Sarah Yang — $31,936.

Stock-Based Compensation

We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards.  We have established equity incentive plans to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders.  However, the Company does not have a policy that requires Named Executive Officers to hold shares issued upon the exercise of vested options.  To date, the Compensation Committee has viewed the equity incentive program as a necessary supplement to the base salary to provide a competitive compensation package, as well as a reward and an incentive for superior on-the-job performance.  Based on a review of competitive data and other factors, the Compensation Committee’s annual guidelines for option awards to NEOs is 30,000 to 50,000 shares, with the exact amount established based on the officer’s scope of responsibility, past and current performance, and overall compensation.  In 2010, the Compensation Committee awarded options to the NEOs as follows:  Thomas C.K. Yuen — 50,000 shares; Ulrich Gottschling — 32,000 shares; Alan D. Kraemer — 35,000 shares; Jeff Klaas — 30,000 shares; and Sarah Yang — 35,000 shares.

The options granted vest over a four year period and have an exercise price equal to the closing sale price of the Common Stock on the grant date.  The Compensation Committee determined that the larger option grant to the CEO was warranted based on his position and overall compensation and compensation mix.

Options are generally granted at the regularly scheduled meetings of our Board of Directors or Compensation Committee, which meetings are scheduled.  Except in unusual circumstances, we generally do not make option grants at other dates. The grant date is established when the Company’s Compensation Committee approves the grant and all key terms have been determined. The exercise price of each of our stock option grants is the market closing price on the grant date.

Merit/Performance-Based Bonuses

Merit Bonus

The Company also awards annual bonuses to the NEOs based on the overall performance of the Company and the individual and collective performance of the executive management team.  If the Compensation Committee believes that bonuses are merited, the committee will generally allocate an amount for such bonuses, with the actual amounts awarded to the NEOs determined by considering their base salaries and their individual performance as compared to the performance of the others in the executive officer group.  Any and all amounts awarded by the Compensation Committee to executive management as merit bonuses are performance based and no amounts are guaranteed.  For 2010, the Compensation Committee decided that, based on the Company’s financial performance, a bonus equal to 10% of the aggregate base salaries of the officers considered as a group was merited.  The specific awards to individual officers were primarily proportional, in accordance with their respective base salaries, but were increased or decreased slightly to reflect their individual performance relative to those of the other executives.  The Compensation Committee considered the results of the MBO evaluations and recommendation of the CEO based on his assessment of the overall performance of each officer, as well as the committee’s own observations, in its decisions regarding the individual performance of the NEOs.  The adjustments were relatively minimal due to the consistently high performance reviews that were earned by the NEOs.  As such, the Named Executive Officers earned the following merit bonuses for 2010:  Thomas C.K. Yuen — $32,476; Ulrich Gottschling — $25,788; Alan D. Kraemer — $44,083; Jeff Klaas — $25,208; and Sarah Yang — $26,504.  The Compensation Committee awarded Mr. Kraemer an additional bonus of $12,500 based on a review of his overall compensation for 2010 and in light of his note-worthy accomplishments in 2010, including creating the new, state-of-the-art Advanced Rendering Lab and driving the formation of the 3D Audio Alliance.

Performance-Based Bonus

CEO Plan.  Mr. Yuen, our Chief Executive Officer, is eligible to receive additional cash compensation annually, based upon the Company’s achievement of annual revenue and net income targets.  The bonus payable is determined by multiplying the percentage of the applicable target achieved by (i) $20,000 with respect to revenues and (ii) $10,000 with respect to the net income.  For example if 90% of target revenues and 90% of target net income had been achieved, the bonus earned would be $27,000, $18,000 payable with respect to revenues and $9,000 payable with respect to net income.  Greater weight to revenues was given to highlight the importance of driving revenues.  If the actual revenue achievement is less than 85% of the revenue target, then no amounts are paid with respect to the bonus that may be earned in connection with the revenue achievement.  There is no minimum threshold with respect to the bonus payable for the net income achievement.  If the actual revenue and/or net income achievement is greater than 100%, the Company will pay an increased amount, ranging from 110% to 200% of the bonus calculated based on percentage of target achievement, as described above.  The percentages applied for such increased amounts are as follows:  110% for achievement greater than 100% but not more than 105%; 125% for achievement greater than 105% but not more than 110%; 150% for achievement greater than 110% but not more than 115%; and 200% for achievement greater than 115%.  The revenue and net income targets are set by the Compensation Committee, with input from management.  For 2010, the targets were annual revenue of $30 million and net income of $4.5 million.  Based on the Company’s financial results for 2010, Mr. Yuen was paid $29,354 under this incentive arrangement for 2010.

VP of Global Sales Plan.  Mr. Klaas, our Vice President of Global Sales, is eligible to receive additional cash compensation quarterly, based upon the Company’s achievement of quarterly revenue targets.  The quarterly revenue targets for 2010 ranged from $6.6 million to $8.2 million.  The bonus earned in each quarter is determined by multiplying the percentage of target revenues achieved for such quarter by $25,000.  If the quarterly revenue achievement is less than 85% of that quarter’s revenue target, then there is no payout under the plan for such quarter.  If the quarterly revenue achievement is greater than 100%, the Company will pay an increased amount, ranging from 110% to 200% of the bonus calculated based on percentage of target achievement.  The percentages applied for such increased amounts are as follows:  110% for achievement greater than 100% but not more than 105%; 125% for achievement greater than 105% but not more than 110%; 150% for achievement greater than 110% but not more than 115%; and 200% for achievement greater than 115%.  Based on the Company’s financial results for 2010, Mr. Klaas was paid $135,876 under this incentive plan for 2010.

Change in Control Protection Plan

The Company adopted the SRS Labs, Inc. 2005 Change in Control Protection Plan in April 2005 to address retention concerns for certain key employees of the Company.  The plan was amended and restated in August 2009 (as amended and restated, the “Change in Control Plan”).  Certain employees of the Company and its subsidiaries selected by the Board of Directors are eligible to participate in the Change in Control Plan.  The Change in Control Plan generally provides that if a participant’s employment is terminated without cause or if the participant resigns for good reason, as defined in the plan, within two years after a change in control (as defined in such plan), the participant will be entitled to receive a severance payment, payable in a lump sum amount within 60 days of the termination or resignation.  The size of the severance payment that would be due to a participant ranges from one to two times the participant’s “base amount”, depending on the participant’s position with the Company.  The “base amount” for a participant includes the participant’s base salary in effect immediately before the change in control plus the cash bonus and cash commissions paid to the participant by the Company during the last completed calendar year immediately before the year in which a change of control occurs.  The severance payment is payable in a lump sum amount within 60 days of such termination or resignation.  The Change in Control Plan also provides that the Company will reimburse a participant for COBRA premiums he or she pays for a period of 18 months following a covered termination.

With respect to each NEO, the multiple of the applicable base amount (the “Multiplier”) is set forth in such NEO’s Participation Agreement that was entered into pursuant to the Change in Control Plan in August 2009.  The Multiplier for each of the NEOs is set forth in the table below under “Employment Contracts and Termination of Employment and Change of Control Arrangements.”  The Compensation Committee approved the terms of the Participation Agreement for each of the NEOs.  The Multiplier with respect to each NEO and the length of the COBRA coverage is the same as in the initial Participation Agreements entered into under the original Change in Control Plan that was adopted in 2005.

The Compensation Committee generally strives for parity among the NEOs, but with some consideration for their positions and seniority, and determined that based on the current compensation levels of the NEOs and their respective positions and seniority, it was appropriate to provide a slightly higher Multiplier for the Chief Executive Officer while keeping the Multipliers for the other NEOs at a level which resulted in similar payouts to such NEOs, especially for the three more senior officers.

No severance payments were made under the Change in Control Plan in Fiscal 2010.  Any participant who also has an employment agreement or severance agreement with the Company that provides for severance-related benefits, will not be entitled to receive any benefits under the Change in Control Plan unless the participant waives any and all severance benefits under his employment or severance agreement within five business days after a covered termination or resignation.

Accounting and Tax Considerations

The Company measures all employee stock-based compensation awards using a fair-value method and records such expense in the consolidated financial statements over the requisite service period.

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

The Board plans to continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Board is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m); such deductibility will not be the sole factor used by the Board in ascertaining appropriate levels or modes of compensation. In 2010, since no executive officer of the Company was expected to earn compensation of $1,000,000 or more (as calculated under Section 162(m)), the Company did not take steps to avail itself of all potential deductions for executive officer compensation in excess of $1,000,000.

Summary Compensation Table

The following table provides certain information concerning the compensation earned for the years ended December 31, 2010, 2009 and 2008 by the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three other most highly compensated executive officers whose total compensation during Fiscal 2010 exceeded $100,000.

					Non-Equity
				Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Compensation		Total
Thomas C.K. Yuen	2010	$330,000	$72,472	$158,000	$29,354	$4,843	(4)	$594,669
Chairman, Chief Executive Officer and President	2009	$300,000	$63,890	$312,600	$33,928	$6,434	(4)	$716,852
	2008	$300,000	$40,615	—	—	$4,197	(4)	$344,812

Ulrich Gottschling	2010	$260,300	$57,335	$101,120	—	$7,350	(5)	$426,105
Chief Financial Officer	2009	$240,750	$63,990	$161,400	—	$7,350	(5)	$473,490
	2008	$240,750	$31,945	$101,600	—	$6,900	(5)	$381,195

Alan Kraemer	2010	$314,000	$82,140	$110,600	—	$7,350	(6)	$514,090
Executive Vice President and Chief Technology Officer	2009	$298,668	$79,421	$161,400	—	$18,350	(6)	$557,839
	2008	$298,668	$40,856	$76,200	—	$9,900	(6)	$425,624

Jeff Klaas	2010	$257,000	$56,357	$101,120	$135,876	$8,350	(7)	$558,703
Vice President, Global Sales	2009	$230,526	$63,479	$214,900	$142,546	$5,319	(5)	$656,770
	2008	$131,718	$13,810	$315,000	$59,250	$32,000	(8)	$551,778

Sarah Yang	2010	$263,500	$58,441	$110,600	—	$7,350	(9)	$439,891
Vice President, Software Engineering	2009	$243,639	$65,597	$161,400	—	$9,350	(9)	$479,986
	2008	$243,639	$31,513	$101,600	—	$6,900	(9)	$383,652

(1)                                  Consists of amounts received under the Profit Sharing and Bonus Plan and merit bonuses awarded by the Compensation Committee in each respective fiscal year.

(2)                                  The amounts reported above reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718, “Stock Compensation,” which excludes the effect of estimated forfeitures. See Note 6 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards.

(3)                                 Consists of amounts paid based on percentage achievement of certain revenue and net income targets for the applicable fiscal year.  See “Compensation Discussion and Analysis” above and “Grants of Plan-Based Awards” below.

(4)                                  Consists of contributions of $4,843, $4,434, and $4,197 by the Company for the benefit of the executive to the Company’s 401(k) plan for fiscal years 2010, 2009 and 2008, respectively, and payment of $2,000 under the Company’s Patent Reward Program in 2009.

(5)                                  Consists of contributions by the Company for the benefit of the executive to the Company’s 401(k) plan.

(6)                                  Consists of contributions of $7,350, $7,350 and $6,900 by the Company for the benefit of the executive to the Company’s 401(k) plan for fiscal years 2010, 2009, and 2008, respectively, and payment of $11,000 and 3,000 under the Company’s Patent Reward Program for fiscal years 2009 and 2008, respectively.

(7)                                  Consists of contributions of $7,350 by the Company for the benefit of the executive to the Company’s 401 (k) plan and payment of $1,000 under the Company’s Travel Incentive.

(8)                                  Consists of a signing bonus of $30,000 and payment of $2,000 under the Company’s Employee Referral Bonus Program.

(9)                                  Consists of contributions of $7,350, $7,350 and $6,900 by the Company for the benefit of the executive to the Company’s 401(k) plan for fiscal years 2010, 2009 and 2008, respectively, and payment of $2,000 under the Company’s Employee Referral Bonus Program in 2009.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Employment Contracts

In July 1996, the Company entered into an employment agreement with each of Messrs. Yuen and Kraemer (the “Employment Agreements”).  The initial term of the Employment Agreements ended on April 30, 1998 and 1999, respectively, for Mr. Yuen and Mr. Kraemer, but the agreements automatically renew for additional one-year periods (beginning on May 1) unless prior notice of termination is given by either the Company or such officer.  Each of the Employment Agreements has been automatically renewed for each successive one-year period since adoption, and no terms thereunder were changed during 2010.

In the event the Company either terminates the Employment Agreement at the end of the current term, or terminates such officer during the current term without cause, such officer is entitled to receive his then base salary, as well as his health, life and disability insurance and such other employee benefits that such officer had prior to such termination for the remainder of the current term plus an additional period of 12 months (the “Continuation Period”).  During the Continuation Period, such officer is also entitled to any bonus earned pursuant to the annual incentive bonus plan or similar plan that is payable during such Continuation Period.  During the Continuation Period, such officer is obligated to provide certain advisory services to the Company.  The severance benefits are payable over the term of the Continuation Period, provided, however, that if the officer accepts employment from any other party during the Continuation Period, the severance benefits will immediately terminate on the date on which such new employment commences and the officer will receive a lump sum severance payment equal to 80% of the balance of the continuation salary payments.  Any cash bonus amount that would otherwise be payable within the Continuation Period, if not paid on or prior to such acceptance date of such other employment, will not be paid.

During the Continuation Period, the stock options held by Messrs. Yuen and Kraemer will continue to vest.  In addition, the Employment Agreements require that all options granted to Messrs. Yuen and Kraemer provide for 100% acceleration of vesting for outstanding stock options if such officer is terminated without cause or such officer resigns for good reason within 90 days before or one year after a change in control in the Company, as such terms are defined in the Employment Agreements.  The unvested options currently held by the two officers were granted under the 2006 Plan, which provides that options held by all participants accelerate and become fully vested and exercisable immediately prior to the consummation of a change in control unless otherwise specifically provided in the option agreements.

Under the Employment Agreements, in the event the Company terminates the employment of Mr. Yuen or Mr. Kraemer without cause within 90 days before or one year after a change in control or such officer resigns with good reason within one year after a change in control, then as severance and in lieu of all compensation or damages, the Company will pay such officer the following:  (i) an aggregate amount equal to such officer’s base salary for the remainder of the current term of his Employment Agreement plus an additional period of 12 months (payable in a lump sum or in equal monthly installments at the election of the officer), (ii) any bonus amount earned pursuant to the Company’s annual incentive bonus plan or such similar plan and which would otherwise be paid if such officer were employed by the Company during the 12 months following such resignation or termination; and (iii) all such other benefits payable to such officer in the event of a termination without cause as discussed above.

The following table sets forth the payments and benefits to be provided to Messrs. Yuen and Kraemer under their respective Employment Agreements in the event the Employment Agreement is terminated or such officer’s employment is terminated without cause (whether or not following a change in control) ors he resigns for good reason following a change in control, assuming in each case that such termination or resignation occurred on December 31, 2010.

Name	Cash Payments(1)	Additional Option Vesting(2)	Benefits(3)	Total

Termination Not Relating to a Change in Control
Thomas C.K. Yuen	$541,826	$74,500	$21,764	$638,090
Alan Kraemer	$500,807	$85,769	$21,819	$608,395

Termination/Resignation Relating to a Change in Control
Thomas C.K. Yuen	$541,826	—	$21,764	$563,590
Alan Kraemer	$500,807	—	$21,819	$522,626

(1)                              Represents payment of (i) the base salary for the remainder of the term of the Employment Agreements (i.e., January 1, 2011 to April 30, 2011) and the 12 month Continuation Period and (ii) bonuses earned pursuant to the annual incentive bonus plan or similar plan that is payable during such Continuation Period.  Assumes that bonuses earned and payable during the Continuation Period will equal the bonuses earned for 2010.

(2)                              Represents the aggregate value of the additional vesting through April 30, 2012 of in-the-money, unvested options held by such officer as of December 31, 2010.  The value of the additional vesting with respect to each unvested option was calculated by multiplying the number of shares that will vest during the Continuation Period by the difference between the closing sale price of the of Common Stock on December 31, 2010 and the exercise price per share of such option.

(3)                              Represents the premiums payable for health, life and disability insurance and similar employee benefits, calculated based on the assumptions used for financial reporting purposes and U.S. generally accepted accounting principles.

Change in Control Protection Plan

As described above in “Compensation Discussion and Analysis,” the Change in Control Plan provides that in the event of a termination without cause or a resignation for good reason within two years after a change in control (as such terms are defined in the plan), the participant will be entitled to receive a severance payment, payable in a lump sum amount within 60 days of the termination or resignation.  Assuming an applicable termination or resignation took place on December 31, 2010 and the change in control occurred in Fiscal 2010, the severance payments to each of the NEOs (not including reimbursement of COBRA premiums) would have been as follows:

	“Base Amount”			Total Estimated
Name and Principal Position	Base Salary in Fiscal 2010	2009 Cash Bonus and Commissions(1)	Multiplier	Severance Payments(2)
Thomas C.K. Yuen Chairman, Chief Executive Officer and President	$330,000	$97,818	2.0	$855,636

Ulrich Gottschling Chief Financial Officer	$260,300	$63,990	1.5	$486,435

Alan Kraemer Executive Vice President and Chief Technology Officer	$314,000	$79,421	1.5	$590,012

Jeff Klaas. Vice President, Global Sales	$257,000	$206,025	1.0	$463,025

Sarah Yang Vice President, Software Engineering	$263,500	$65,597	1.0	$329,097

(1)           2009 amounts were used since the change in control is assumed to have occurred in Fiscal 2010.

(2)                                     Reimbursement of COBRA premium payments for 18 months totals an additional $9,711 with respect to each officer.

As a condition precedent to any participant’s right to collect any benefits pursuant to the Change in Control Plan, the Company may in its discretion require that the participant execute the following documents in a form satisfactory to the Company:  (i) a general release of any and all past, present, or future claims that the participant may have against the Company, its subsidiaries and affiliates, and their officers, directors, employees and agents, and a covenant not to bring any action in respect of any claim so released; (ii) an agreement not to make disparaging comments (whether orally or in writing) regarding the Company or its subsidiaries and affiliates, its officers and employees, its products and services, or any other aspect of the Company’s business either during or following termination of the participant’s employment with the Company; and (iii) a confidentiality agreement.

Any participant, like Messrs. Yuen and Kraemer, who also has an employment agreement or severance agreement with the Company that provides for severance-related benefits, will not be entitled to receive any benefits under the Change in Control Plan unless the participant waives any and all severance benefits under his or her employment or severance agreement within five business days after a covered termination or resignation.

In addition to the agreements described above, certain of the Company’s stock option plans contain termination or change of control provisions which may automatically, or at the discretion of the Board of Directors, result in 100% vesting of all outstanding stock options.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to (i) amounts that were potentially payable to our Named Executive Officers under non-equity incentive plans and (ii) the options granted during the fiscal year ended December 31, 2010 to each of the Named Executive Officers.  Each option is a ten year option granted under the 2006 Plan, and vests and becomes exercisable 25% on the first anniversary of the grant date and 6.25% quarterly thereafter.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option
Name and Principal Position	Threshold	Target	Maximum	Grant Date	Options (#)	($/Share)	Awards(2)
Thomas C.K. Yuen	—	$30,000	$60,000	12/31/2010	50,000	$8.81	$158,000
Chairman, Chief Executive Officer and President

Ulrich Gottschling	—	—	—	12/31/2010	32,000	$8.81	$101,120
Chief Financial Officer

Alan Kraemer	—	—	—	12/31/2010	35,000	$8.81	$110,600
Executive Vice President and Chief Technology Officer

Jeff Klaas	—	$100,000	$200,000	12/31/2010	32,000	$8.81	$101,120
Vice President, Global Sales

Sarah Yang	—	—	—	12/31/2010	35,000	$8.81	$110,600
Vice President, Software Engineering

(1)                                  Consists of amounts that were potentially payable based on the attainment of certain revenue and net income targets established by the Compensation Committee.  The “Target” amounts represent the maximum bonuses that could have been awarded to the executives if the actual results equaled the targets.  The “Maximum” amounts consist of the maximum bonuses that could have been awarded to the executives if the targets had been exceeded.  These awards are discussed in further detail under “Compensation Discussion and Analysis” above.

(2)                                  The amounts reported above reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718, “Stock Compensation,” which excludes the effect of estimated forfeitures.  See Note 6 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2010.  All options listed were granted under the 1996 Plan or the 2006 Plan.  Except as otherwise indicated below, each option has a term of ten years from the grant date, and vests and becomes exercisable over four years (25% on the first anniversary of the grant date and 6.25% quarterly thereafter).

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Thomas C.K.Yuen	50,000		—	$2.625	01/04/2011
Chairman, Chief Executive Officer and President	50,000		—	$3.22	12/21/2011
	50,000		—	$2.45	09/05/2012
	11,250	(1)	—	$4.01	03/29/2015
	13,125		16,875	$4.81	01/02/2019
	20,000		60,000	$7.33	12/30/2019
	—		50,000	$8.81	12/30/2020

Ulrich E. Gottschling	100,000		—	$6.20	01/12/2016
Chief Financial Officer	20,000		—	$6.05	04/12/2016
	46,875		3,125	$9.29	01/19/2017
	27,500		13,500	$5.24	01/02/2018
	13,125		16,875	$4.81	01/02/2019
	8,000		24,000	$7.33	12/30/2019
	—		32,000	$8.81	12/30/2020

Alan Kraemer	21,875		—	$3.22	12/21/2011
Executive Vice President and Chief Technology Officer	8,625		—	$2.45	09/05/2012
	8,000		—	$6.10	04/09/2014
	7,500	(1)	—	$4.01	03/29/2015
	20,000		—	$6.05	04/12/2016
	37,500		2,500	$9.29	01/19/2017
	20,625		9,375	$5.24	01/02/2018
	13,125		16,875	$4.81	01/02/2019
	8,000		24,000	$7.33	12/30/2019
	—		35,000	$8.81	12/30/2020

Jeff Klaas	62,500		37,500	$6.50	05/27/2018
Vice President, Global Sales	13,125		16,875	$4.81	01/02/2019
	10,937		14,063	$5.07	02/23/2019
	8,000		24,000	$7.33	12/30/2019
	—		32,000	$8.81	12/30/2020

Sarah Yang	2,714		—	$3.10	04/16/2011
Vice President, Software Engineering	15,000		—	$3.22	12/21/2011
	18,000		—	$2.45	09/05/2012
	30,000		—	$4.25	07/10/2013
	20,000		—	$6.10	04/09/2014
	35,000		—	$4.55	05/27/2014
	7,500	(1)	—	$4.01	03/29/2015
	10,000		—	$6.20	01/12/2016
	20,000		—	$6.05	04/12/2016
	37,500		2,500	$9.29	01/19/2017
	27,500		13,500	$5.24	01/02/2018
	13,125		16,875	$4.81	01/02/2019
	8,000		24,000	$7.33	12/30/2019
	—		35,000	$8.81	12/30/2020

(1)                                  100% of the option vested and became exercisable one year from the date of grant.

Option Exercises and Stock Vested

The following table includes certain information with respect to the options exercised by the Named Executive Officers during the fiscal year ended December 31, 2010.

Option Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Thomas C.K. Yuen	—	—
Chairman, Chief Executive Officer and President

Ulrich E. Gottschling	—	—
Chief Financial Officer

Alan Kraemer	15,000	$90,509
Executive Vice President and Chief Technology Officer

Jeff Klaas	—	—
Vice President, Global Sales

Sarah Yang	—	—
Vice President, Software Engineering

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is comprised of Carol L. Miltner (Chair), David R. Dukes, Winston E. Hickman and Sam Yau.  No member of the Compensation Committee during 2010 has ever served as an officer or an employee of the Company or any of its subsidiaries. None of our executive officers served as a member of the board of directors or the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors or its Compensation Committee.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Proxy Statement on Schedule 14A for the Company’s 2011 Annual Meeting of Stockholders. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in such Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2010.

COMPENSATION COMMITTEE:

Carol L. Miltner, Chair
David R. Dukes
Winston E. Hickman
Sam Yau

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Leases with Daimler

Since January 1, 2010, other than the transactions described below, and the agreements and transactions described in “Executive Compensation,” there has not been, nor is there any proposed transaction, where we (or any of our subsidiaries) were or will be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

The Company’s corporate headquarters are located in Santa Ana, California, in a 23,400 square foot facility consisting of office and warehouse space. The Company leases the facility from Daimler Commerce Partners, L.P. (“Daimler”), the general partner of which is Conifer Investments, Inc.  The sole stockholders of Conifer are Thomas C.K. Yuen, the Company’s Chairman, Chief Executive Officer and President, and his spouse, Misako Yuen, as co-trustees of The Thomas Yuen Family Trust (the “Trust”).  Mr. and Mrs. Yuen also serve as the executive officers of Conifer.  Mr. and Mrs. Yuen, as co-trustees of the Trust, also beneficially own a significant amount of the outstanding shares of the Company’s Common Stock.  The lease has a term of three years, expiring in May 2011, with an option to renew for an additional three years.  The Company paid Daimler rent of $238,680 under this lease during 2010.

In February 2011, we entered into another lease with Daimler for an additional 11,700 square feet of office space in Santa Ana, California to expand our corporate headquarters.  The lease has a term of five years, beginning in the month of tenant occupancy, with an option to renew for an additional three years.  The base rent of $8,424 per month is payable on the first day of each month commencing eighteen and one half months after tenant occupancy, and will increase to $8,775 per month commencing twenty-four months after tenant occupancy.  We currently expect to take occupancy in May 2011.  We also have a right of first refusal on additional adjacent office space.

In connection with the 2008 renewal of the lease for the Company’s corporate headquarters, the Audit Committee reviewed the terms of the lease and sought consultation from an independent realtor to obtain information on comparable rental properties in the area in order to ensure the rent under the new lease was fair and reasonable to the Company.  The Audit Committee conducted a similar review of comparable rental properties in connection with the new lease for the expansion of the corporate headquarters.  In the opinion of management and the Audit Committee, the terms of the above-described leases are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

Review of Related Party Transactions

Pursuant to its written charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving all related party transactions for which committee approval is required by applicable law or by the NASDAQ Stock Market, including any transactions with a director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons in which the amount involved exceeded or will exceed $120,000.  Each director and executive officer typically completes a questionnaire each year, pursuant to which each such person is asked to disclose the existence and nature of any related party transactions.  To the extent any related party transactions are disclosed in such questionnaires or management otherwise becomes aware of such transactions, management brings such transactions to the attention of the Audit Committee for its review and approval.  While no formal written policies and procedures exists regarding the nature of such review, the Audit Committee conducts such review in the manner it deems appropriate based on the nature of the particular transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during Fiscal 2010, the Company’s officers, directors and beneficial owners of more than 10% of the Common Stock timely complied with all Section 16(a) filing requirements.

SUBMISSION OF STOCKHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS FOR THE 2012 ANNUAL MEETING

The Company’s current Bylaws include (a) a provision setting forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and (b) a provision setting forth certain procedures for properly bringing business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”).

Nominations of Directors for the 2012 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the Annual Meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.

Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of an annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received by us not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made.

Therefore, in order to be timely for the 2012 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attention: Corporate Secretary, not earlier than March 22, 2012 and not later than April 21, 2012. To be effective, the written notice must include (a) the name and address as they appear on our books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (b) a representation that the stockholder giving the notice is a holder of record of our stock entitled to vote at the 2012 Annual Meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (d) a description of all arrangements or understandings between or among any of (i) the stockholder giving the notice, (ii) the beneficial owner on whose behalf the notice is given, (iii) each nominee, and (iv) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (e) such other information regarding each nominee proposed by the stockholder giving the notice as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (f) the signed consent of each nominee to serve as a director of the Company if so elected.

Stockholder Proposals for the 2012 Annual Meeting

Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Therefore, in order to be timely for the 2012Annual Meeting, a stockholder’s notice regarding a proposal must be delivered to or mailed and received at our principal executive offices not earlier than March 22, 2012 and not later than April 21, 2012.

To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of the stockholder in such business and the beneficial owner, if any, on whose behalf the proposal is made.

Any stockholder wishing to bring business before the 2012 Annual Meeting, who would like the Company to consider the inclusion of such proposal in the Company’s proxy materials relating to such meeting under Rule 14a-8 under the Exchange Act, also must submit such proposal to the Company and such proposal must be mailed and received at our principal executive offices no later than January 7, 2012. However, if the date of the 2012 Annual Meeting is changed by more than 30 days from the first anniversary of the Annual Meeting, the deadline for submission of a stockholder proposal for inclusion in the Company’s proxy statement will be a reasonable time before the Company mails its proxy materials for such meeting, and the Company will disclose the deadline in a report filed with the SEC. You should direct any such stockholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

With respect to any proposal that a stockholder of the Company presents at the 2012 Annual Meeting that is not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.

ANNUAL REPORT

You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to us at the address of the Company set forth on the first page of this Proxy Statement, attention: Ulrich Gottschling, Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2011

This proxy statement and our annual report on Form 10-K for the year ended December 31, 2010 are also available at www.srslabs.com.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Ulrich Gottschling
Chief Financial Officer, Treasurer and Secretary

Santa Ana, California
April 25, 2011

Appendix A

SRS LABS, INC.

2006 Stock Incentive Plan

(as amended on April 15, 2011)

1.             Establishment, Purpose, and Types of Awards

SRS Labs, Inc. (the “Company”) has established this equity-based incentive compensation plan known as the “SRS Labs, Inc. 2006 Stock Incentive Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates.

The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6                Options

Section 7                Share Appreciation Rights

Section 8                Restricted Shares, Restricted Share Units, and Unrestricted Shares

Section 9                Deferred Share Units

Section 10              Performance Awards

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.             Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.             Shares Subject to the Plan

Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 5,000,000 Shares.  For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury or in a trust.

Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan.  In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting or distribution of an Award.  Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards), provided that any Shares that are either issued or  purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to future ISO Awards.

4.             Administration

(a)           General.  The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter.  The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable.  In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

(b)           Committee Composition.  The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards).  The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c)           Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i)            to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or dollars to be covered by each Award;

(ii)           to determine, from time to time, the Fair Market Value of Shares;

(iii)          to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and  the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv)          to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v)           to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi)          in order to fulfill the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii)         to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d)           Deference to Committee Determinations.  The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements.  The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter.  The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive.  The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e)           No Liability; Indemnification.  Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement.  The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of  the Plan.  The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

5.             Eligibility

(a)           General Rule.  The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or any Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person.  A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b)           Grant of Awards.  Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award.  Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant.  The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 23, 24, and 25 unless otherwise specifically provided in an Award Agreement.

(c)           Limits on Awards.  During any calendar year, no Participant may receive Options and SARs that relate to more than 750,000 Shares.  The Committee will adjust this limitation pursuant to Section 13 below.

(d)           Replacement Awards.  Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise.  An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate.  In the case of Options, these other terms may not involve an Exercise Price that is lower than the exercise price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

6.             Option Awards

(a)           Types; Documentation.  The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant.  Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options.  At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary.  Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b)           ISO $100,000 Limitation.  To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs.  For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date.  In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first.  In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c)           Term of Options.  Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date.  In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d)           Exercise Price.  The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that (i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and (ii) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(e)           Exercise of Option.  The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement.  The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f)            Minimum Exercise Requirements.  An Option may not be exercised for a fraction of a Share.  The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g)           Methods of Exercise.  Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased.  In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement.  The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)            cash or check payable to the Company (in U.S. dollars);

(ii)           other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii)          a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv)          any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h)           Termination of Continuous Service.  The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service.  The Committee may waive or modify these provisions at any time.  To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.  In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

Unless specifically provided otherwise in the applicable Award Agreement, the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service shall be governed by the following provisions:

(i)            Termination other than Upon Disability or Death or for Cause.  In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), (A) if the Participant is not a Reporting Person as of the date of the termination of Continuous Service, the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination and (B) if the Participant is a Reporting Person as of the date of the termination of Continuous Service, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent such Reporting Person was entitled to exercise such Option at the date of such termination.

(ii)           Disability.  In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii)          Retirement.  In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, (A) if the Participant is not a Reporting Person as of the date of the termination of Continuous Service, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination and (B) if the Participant is a Reporting Person as of the date of the termination of Participant’s Continuous Service, the Participant shall have the right to exercise the Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv)          Death.  In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v)           Cause.  If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(i)            Reverse Vesting.  The Committee in its sole discretion may allow a Participant to exercise unvested Non-ISOs, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Non-ISOs.

(j)            Accelerated Vesting Upon Death, Disability or Retirement.  Unless specifically provided otherwise in the applicable Award Agreement, each Option granted to a Participant shall accelerate and become fully vested (and exercisable in full) upon any of the following: (i) the termination of the Participant’s Continuous Service as a result of his or her being Disabled, (ii) the death of the Participant during the period of Continuous Service since the Grant Date of the Option or within thirty days following termination of the Participant’s Continuous Service, or (iii) the termination of a Participant’s Continuous Service as a result of Participant’s Consented Retirement.  “Consented Retirement” shall mean (A) the retirement of the Participant at or after age 65 and after having provided at least five years of Continuous Service ending on the date of retirement or (B) the retirement of the Participant which does not meet the requirements of clause (A) but which the Board or the Committee determines is for the convenience of the Company.

7.             Share Appreciate Rights (SARs)

(a)           Grants.  The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(i)            SARs related to Options.  The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option.  An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below.  Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii)           SARs Independent of Options.  The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii)          Limited SARs.  The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.

(b)           Exercise Price.  The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share.  The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option.

(c)           Exercise of SARs.  Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option.  An SAR may not have a term exceeding ten years from its Grant Date.  An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement, but shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option.  Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d)           Effect on Available Shares.  All SARs that may be settled in Shares shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of the SARs.

(e)           Payment.  Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying —

(i)            the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii)           the number of Shares with respect to which the SAR has been exercised.

Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f)            Form and Terms of Payment.  Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares, with cash paid in lieu of fractional shares.  Unless otherwise provided in an Award Agreement, all SARs shall be settled in Shares as soon as practicable after exercise.

(g)           Termination of Employment or Consulting Relationship.  The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service.  The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8.             Restricted Shares, Restricted Share Units, and Unrestricted Shares

(a)           Grants.  The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested.  In addition, the Company may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested.  The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.  In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b)           Vesting and Forfeiture.  The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable.  Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c)           Issuance of Restricted Shares Prior to Vesting.  The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions.  Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d)           Issuance of Shares upon Vesting.  As soon as practicable after vesting of a Participant’s Restricted Shares (or right to receive Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise.  No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e)           Dividends Payable on Vesting.  Whenever Shares are released to a Participant or duly-authorized transferee pursuant to Section 8(d) above as a result of the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant or duly-authorized transferee shall also be entitled to receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued, a number of Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares or issued in the case of Restricted Share Units, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for Shares if the Participant had received such cash dividends with respect to each Restricted Share or Share subject to a Restricted Share Unit Award between its Grant Date and its settlement date.

(f)            Section 83(b) Elections.  A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares.  If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make a Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award.  The Participant may then make a Section 83(b) Election with respect to those Restricted Shares.  Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.

(g)           Deferral Elections.  At any time within the thirty-day period (or other shorter or longer period that the Committee selects in its sole discretion) in which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) receives an initial Award of either Restricted Shares or Restricted Share Units (or before the calendar year in which a Participant receives a subsequent Award, subject to adjustments by the Committee in accordance with Code Section 409A), the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award.  If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above.

9.             Deferred Share Units

(a)           Elections to Defer.  The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred.  These credits will be made at the end of each calendar month during which compensation is deferred.  Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who first receives an Award, subject to adjustments by the Committee in accordance with Code Section 409A) after its delivery to the Company, subject to Section 8(g) regarding deferral of Restricted Shares and Restricted Share Units and to Section 10(e) regarding deferral of Performance Awards, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it.  Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the Committee may unilaterally make Awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation.

(b)           Vesting.  Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

(c)           Issuances of Shares.  The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless —

(i)            the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii)           the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 9(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d)           Crediting of Dividends.  Whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a number of Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for Shares if the Participant had received such cash dividends between the Grant Date and the settlement date for the Deferred Share Units.

(e)           Emergency Withdrawals.  In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units.  The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant.  Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence.  In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship.  The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution.  The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any.  The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f)            Unsecured Rights to Deferred Compensation.  A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due.  The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company.  Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

10.          Performance Awards

(a)           Performance Units.  Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b)           Performance Compensation Awards.  Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m).  With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined).  Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162 (m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period.  As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c)           Limitations on Awards.  The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 1,000,000 Shares and $1,000,000 in cash.  The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will either be credited as Deferred Share Units, or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments).  Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Section 162(b) of the Code.

(d)           Definitions.

(i)            “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s).  Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii)           “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index):  basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units.  Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.  Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii)          “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e)           Deferral Elections.  At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award.  If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 9 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 10(a) or Section 10(b) above.

11.          Taxes

(a)           General.  As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares.  The Company shall not be required to issue any Shares until such obligations are satisfied.  If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)           Default Rule for Employees.  In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c)           Special Rules.  In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld.  For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d)           Surrender of Shares.  If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.  In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(e)           Income Taxes and Deferred Compensation.  Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.  The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C).  The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

12.          Non-Transferability of Awards

(a)           General.  Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  The designation of a beneficiary by a Participant will not constitute a transfer.  An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12.

(b)           Limited Transferability Rights.  Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions.  Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.          Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a)           Changes in Capitalization.  The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.  In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.  In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan.  Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b)           Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)           Change in Control.  In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i)            arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii)           accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii)          arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

(iv)          terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control.  To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation; or

(v)           make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

Notwithstanding the above, unless specifically provided otherwise in the applicable Award Agreement, each Award held by a Participant shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares held by a Participant shall lapse in full, immediately prior to the consummation of a Change in Control which occurs prior to the termination of such Participant’s Continuous Service.

(d)           Certain Distributions.  In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.          Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.          Modification of Awards and Substitution of Options.

(a)           Modification, Extension, and Renewal of Awards.  Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised.  However,  the Committee may not cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type.  Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either (i) the Participant provides written consent, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant. Furthermore, neither the Company nor the Committee shall, without shareholder approval, allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures.

(b)           Merger-related Substitution of Options.  Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16.          Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.          Amendment and Termination of the Plan.

(a)           Authority to Amend or Terminate.  Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b)           Effect of Amendment or Termination.  No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Sections 13, a modification pursuant to Section 15(a) above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.  Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.          Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.          Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.          Effective Date.

This Plan became effective on June 22, 2006, the date which it received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders.

21.          Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law.  If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.          Laws And Regulations.

(a)           U.S. Securities Laws.  This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Unrestricted Shares, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law.  In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b)           Other Jurisdictions.  To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries.  Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries.  The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23.          No Shareholder Rights.

Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law.  Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs.  No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24.          No Employment Rights.

The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

25.          Termination, Rescission and Recapture.

(a)           Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company.  If the Participant engages in certain activities discussed below, either during employment or after employment with the Company terminates for any reason, the Participant is acting contrary to the long-term interests of the Company.  Accordingly, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b) and (c) hereof (collectively, the “Conditions”).

(b)           A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c)           Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d)           Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e)           If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (a) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (b) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (c) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f)            Within ten days after receiving notice from the Company of any such activity described in 25(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares.  Any payment by the Participant to the Company pursuant to this Section 21 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery.  It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g)           Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award.  Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under applicable law.

(h)           All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)            Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law.  Furthermore, if any provision of this Section is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable:  (i) to any Participant who is not, on the Award Date, an Employee of the Company or its Affiliates; and (ii) to any Participant from and after his or her termination of Continuous Service after a Change in Control.

SRS LABS, INC.

2006 STOCK INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations (to the extent that the Committee determines in its discretion that compliance with such rules or regulations), and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Deferred Share Unit, and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause.  The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons.  The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” shall mean the occurrence of any of the following events, subject to the Plan Administrator’s absolute discretion to interpret this definition in a manner that conforms with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and associated regulations (but only to the extent such Section 409A rules apply to an Award):

(i)            The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is defined in subsection (iii) hereof) of the Company immediately prior to such transaction;

(ii)           The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then outstanding voting securities of which are held directly or indirectly in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale;

(iii)          Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d 3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors of the Company (“Voting Stock”); or

(iv)          The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in, or in response to, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has occurred.

Notwithstanding the foregoing provisions of (a) subsections (iii) or (iv) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because the Company, an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity (an “Affiliate”), any Company sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D 1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Corporation, whether in excess of 50% or otherwise, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (b) Subsection (iii) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because a person who is a holder of five percent (5%) or more of the Voting Stock and who also is an officer and director of the Company on the date of this Agreement acquires more than 50% of the Voting Stock.

Notwithstanding the foregoing provisions of subsections (i) and (ii) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because the Company engages in an internal reorganization, which may include a transfer of assets to one or more Affiliates, provided that such transaction has been approved by at least two thirds of the Directors of the Company and as a result of such transaction or transactions, at least 80% of the combined voting power of the then outstanding securities of the Company or its successor are held in the aggregate by the holders of Voting Stock immediately prior to such transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above.  With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code.  With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means SRS Labs, Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant.  Continuous Service shall not be considered interrupted in the case of:  (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors.  Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 9 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means a condition under which a Participant —

(a)           is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)           is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct.  The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this SRS Labs, Inc.2006 Stock Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of common stock of the Company,  par value $0.001, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded pursuant to Section 8 of the Plan.

SRS LABS, INC.

2909 Daimler Street

Santa Ana, California 92705

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

SRS LABS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of SRS Labs, Inc., a Delaware corporation (the “Company”), hereby appoints Thomas C.K. Yuen and Ulrich Gottschling, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 20, 2011, and at any and all adjournments, to represent and vote all shares of the common stock of the Company held of record by the undersigned on April 22, 2011, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE, FOR PROPOSALS 2, 3 AND 4, FOR “1 YEAR” ON PROPOSAL 5, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

SRS LABS, INC.

PROXY

June 20, 2011

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR the election of the nominees listed below, FOR proposals 2, 3 and 4, and for 1 YEAR on proposal 5.

1.          To elect Thomas C. K. Yuen and Sam Yau as the Class III directors to the Board of Directors, each to hold office for a term of three years or until his successor is elected and qualified.

2. To approve an amendment to the SRS Labs, Inc. 2006 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 750,000.	For ☐	Against ☐	Abstain ☐

3. To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	For ☐	Against ☐	Abstain ☐

4. To approve, by advisory vote, executive compensation.	For ☐	Against ☐	Abstain ☐

5. To recommend, by advisory vote, the frequency of future advisory votes on executive compensation.	3 Years ☐	2 Years ☐	1 Year ☐	Abstain ☐

NOMINEES:
☐ FOR THE NOMINEE ☐ WITHHOLD AUTHORITY	Thomas C. K. Yuen

☐ FOR THE NOMINEE ☐ WITHHOLD AUTHORITY	Sam Yau

The Board of Directors has fixed the close of business on April 22, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

You are cordially invited to be present and vote at this Annual Meeting in person. However, you are also requested to sign, date and return this proxy whether or not you expect to attend. In the event that you have returned a signed proxy, but elect to attend this Annual Meeting and vote in person, you will be entitled to vote.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                                                     ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.